                                                                   EXHIBIT 10.27



                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


         THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is entered into as of (but not necessarily on) the 30th day of June, 1999, by and among Monarch Dental Corporation, a Delaware corporation ("Borrower"), Bank of America, N.A., a national banking association, (formerly NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A.) ("Administrative Agent") for itself and as Administrative Agent, and the lending institutions designated as "Lenders" on Schedule I hereto (as modified from time to time).

                              PRELIMINARY STATEMENT

I. Administrative Agent, Borrower and certain of the Guarantors previously executed that certain Amended and Restated Loan Agreement (as modified and amended, the "Original Loan Agreement") dated as of November 4, 1997, wherein Administrative Agent and Bank of America agreed to make a revolving credit facility and a term facility available to Borrower and certain of the Guarantors in an aggregate amount not to exceed Seventy-Five Million and No/100 Dollars ($75,000,000).

II. Borrower has requested that Administrative Agent and Lenders modify, amend and restate the Original Loan Agreement. Upon and subject to the terms of this Agreement and each of the other Loan Documents, Administrative Agent and Lenders are willing to modify, amend and restate the Original Loan Agreement. Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent and Lenders agree as follows:


                                    ARTICLE I

                                 TERMS DEFINED

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         Account means any and all "Accounts" as that term is defined in the Security Agreement.

         Acquisition means any transaction pursuant to which Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) makes any corporation a Subsidiary of Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 1

Borrower or such Subsidiary, to be merged into Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of Borrower or such Subsidiary), or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

         Acquisition Date means, for any entity, the effective date on which such entity was acquired by Borrower or its Subsidiaries.

         Actual Taxes means, for the twelve (12) month period immediately preceding the date of determination, the aggregate amount of Taxes paid by Borrower and its Subsidiaries.

         Additional Spread means, if Borrower has not closed the Required Institutional Debt and made the repayments with the proceeds thereof as required by this Agreement on or before October 1, 1999, an additional interest rate spread equal to 0.25% per annum, which Additional Spread shall be included in the calculation of the Adjusted LIBOR Rate and the Variable Rate from such date until Borrower closes the Required Institutional Debt and makes the repayments with the proceeds thereof as required by this Agreement.

         Adjusted LIBOR Rate shall mean on the applicable Effective Date, with respect to a LIBOR Rate Advance, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Administrative Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Administrative Agent, plus (c) the LIBOR Margin, plus (d) the Rate Enhancement Spread, plus (e) if applicable, the Additional Spread.

         Administrative Agent means Bank of America, in its capacity as administrative agent for the Lenders hereunder, or any successor Administrative Agent pursuant to Section 9.13 or any agreement entered into pursuant to Section 9.16.

         Administrative Fee means an aggregate annual fee of Fifteen Thousand and No/100 Dollars ($15,000.00).

         Advance means an advance made by Lenders to Borrower under the Credit Facility (including the Swingline Advances) pursuant to the terms and conditions of this Agreement.

         Affiliate means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 2
the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement means this Amended and Restated Loan Agreement and all renewals, extensions, modifications, amendments and rearrangements thereof.

         Amendment Fee has the meaning set forth in Section 2.3(d).

         Applicable Environmental Laws has the meaning set forth in Section 6.7.

         Applicable Rate has the meaning set forth in Section 3.3.

         Assets means all of the assets of any Person, real, personal or otherwise, which are included on a balance sheet of such Person prepared in accordance with GAAP.

         Assignment and Acceptance has the meaning set forth in Section 10.10.

         Atherton Judgment means the judgment rendered against Managed Dental Care Centers, Inc. in favor of Jeffrey S. Atherton, D.D.S. under Cause No. 97-13894 in the District Court of Travis County, Texas, 98th Judicial District.

         Authorized Borrowing Officer means an Authorized Officer of Borrower.

         Authorized Officer means, as to any Person that is a corporation, any of its Chairman, Vice-Chairman, President, Executive Vice President(s), Chief Executive Officer, Chief Financial Officer or Treasurer, or as to any other Person, if such Person is a partnership, the partnership's general partner or other Person authorized by appropriate action to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with any Advance or Letter of Credit.

         Available Commitment means the aggregate Loan Commitment Amounts committed by the Lenders under this Agreement on the date of determination, evidenced by promissory notes to be made by Borrower to each Lender in the amount of such Lender's applicable Loan Commitment Amount.

         Bank of America means Bank of America, N.A. (formerly NationsBank, N.A., successor in interest by merger to NationsBank of Texas, N.A.), and its successors.

         Base Rate means, on any date of determination, the rate of interest per annum most recently announced by Administrative Agent as its prime rate in effect at its principal office (which, in the case of Bank of America, shall mean its principal office in Dallas, Texas), automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer.




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 3

         Base Rate Spread means the applicable "Base Rate Spread" as shown on, and as determined in accordance with, Schedule II attached hereto. The Base Rate Spread is subject to reduction or increase as provided in Schedule II.

         Borrower has the meaning set forth in the introductory paragraph of this Agreement.

         Business Day means (a) for all purposes other than as covered by clause
(b) of this definition, any day of the week, other than Saturday, Sunday or other day Administrative Agent or any Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Advances, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

         CERCLA has the meaning set forth in Section 6.7.

         Closing Date means the date that this Agreement is executed.

         Code means the Internal Revenue Code of 1986, as amended.

         Collateral means all property, assets and interests of any kind securing the Credit Facility (including, without limitation, all Advances and the Letters of Credit) pursuant to this Agreement or any of the other Loan Documents.

         Collateral Assignment of Partnership Interests means that certain Collateral Assignment of Partnership Interests, executed by the Parent Companies and Administrative Agent, securing the payment of the Notes and the payment and performance of all the Obligations, and collaterally assigning to Administrative Agent (on behalf of Lenders) all of the Parent Companies' right, title and interest in and to all of the partnership interests of Monarch Dental and MacGregor Dental owned by them, and all renewals, extensions, modifications, supplements and replacements thereof, which Collateral Assignment of Partnership Interests shall be in form acceptable to Administrative Agent.

         Consequential Loss has the meaning set forth in Section 3.6(d).

         Consolidated Capitalization means, as of any date, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Net Worth.

         Consolidated Capital Lease Expense means for any period the lease expense of Borrower and its Subsidiaries under all leases which are treated as capital leases in accordance with GAAP.




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 4

         Consolidated Current Maturities means, with respect to Borrower and its Subsidiaries, on any date of calculation, the current portion of the long term debt of Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

         Consolidated Debt of any Person means at any date, all Debt which is required to be shown as such on the financial statements of such Person and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

         Consolidated Debt Service means, for any period, the sum of (a) Consolidated Interest Expense plus (b) Consolidated Capital Lease Expense, plus
(c) Consolidated Principal Reduction.

         Consolidated EBITDA means, with respect to any period, determined in accordance with GAAP on a consolidated basis for Borrower and its Subsidiaries, the sum of (a) Consolidated Net Income plus (b) Taxes (to the extent that such amounts have been deducted in determining Consolidated Net Income for such period), plus (c) Consolidated Interest Expense (to the extent that such amounts have been deducted in determining Consolidated Net Income for such period), plus
(d) all amounts attributable to depreciation and/or amortization of intangible and other assets of Borrower (to the extent that such amounts have been deducted in determining Consolidated Net Income for such period), plus (or minus) (e) any other non-cash charges to the extent deducted (or included) in determining Consolidated Net Income for such period; provided that, in calculating "Consolidated EBITDA, that portion of Consolidated EBITDA which is attributable to an Acquisition which occurred less than 12 months prior to the date of determination shall be calculated, rather than on a trailing 12 month basis as provided above, by annualizing the actual Target Company EBITDA for the period since the related Acquisition Date.

         Consolidated Funded Debt means, as of any date, all Debt which is evidenced by promissory notes, loan agreements, bonds, capital leases or similar instruments, as such amount is required to be shown on the financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

         Consolidated Interest Expense means, for any period, the interest expense which is required to be shown as such on the financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

         Consolidated Lease Expense means for any period the lease expense under all Operating Leases for Borrower and its Subsidiaries on a consolidated basis.

         Consolidated Net Income means, for any period, the net income after Taxes of Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 5

         Consolidated Net Worth means, as of any date, shareholders' equity, as shown on a balance sheet of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

         Consolidated Principal Reduction means, for any period, amounts paid in reduction of regularly scheduled principal maturing under any Consolidated Funded Debt, which is required to be shown as such on the financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

         Consolidated Senior Funded Debt means Borrower's Consolidated Funded Debt minus the sum of (i) Subordinate Acquisition Debt and (ii) Permitted Subordinate Institutional Debt.

         Credit Facility means the credit facility created pursuant to this Agreement in an amount equal to the lesser of (a) $75,000,000, or (b) the Available Commitment.

         Credit Period means the period commencing on the date of this Agreement and ending on the Termination Date.

         Debt of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, (c) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (d) all obligations for indebtedness in respect of Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (f) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (e) preceding.

         Default means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         Default Rate means the fluctuating per annum rate of interest equal to the lesser of (a) the Variable Rate plus 2% or (b) the Maximum Lawful Rate.

         Dental Practice Laws means Tex. Rev. Civ. Stat. Ann. art. 4543 et. seq. (West 1996), as amended from time to time; any successor statute(s) thereto; all rules and regulations promulgated thereunder and any other Law related to the practice of dentistry in the states where the Providers are doing business.

         Designated Successor Administrative Agent means, at any given time, the Lender other than Administrative Agent which has the largest Loan Percentage; provided, however, if two or more such Lenders have the same Loan Percentage at such time, then the Designated Successor




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 6

Administrative Agent shall be such of those Lenders having the same Loan Percentage which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated Successor Administrative Agent, or if any Lender determined to be a Designated Successor Administrative Agent declines to serve as successor Administrative Agent, in writing delivered to the outgoing Administrative Agent within seven (7) Business Days after such Designated Successor Administrative Agent is determined, then the Lender other than Administrative Agent or such rejected or declining Designated Successor Administrative Agent which has the next largest Loan Percentage shall be the Designated Successor Administrative Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

         Distribution by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such Person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership or joint venture interest, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership or joint venture of any Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

         Dollars and the "$" symbol shall refer to currency of the United States of America.

         Effective Date has the meaning set forth in Section 3.5.

         Eligible Assignee means (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.10, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

         Employee Plan means at any time an employee benefit plan as defined in
Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any Guarantor or by any Person that at such time is or was an ERISA Affiliate of Borrower or any Guarantor.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

         ERISA Affiliate means any Person that is treated as a single employer with Borrower or any Guarantor under Section 414 of the Code.




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 7

         Event of Default has the meaning set forth in Section 8.1.

         Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

         FDIC Percentage shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in Dollars at Administrative Agent's principal offices (which for Bank of America shall be its offices in Dallas, Texas). Each determination of said percentage made by Administrative Agent shall, in the absence of manifest error, be binding and conclusive.

         Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

         Fiscal Year means any fiscal year of Borrower commencing on January 1 and ending on December 31.

         Fixed Charge Coverage Ratio means, for any date of determination and computed for the immediately preceding twelve month period, the ratio of (a) the difference between (i) the sum of (A) Consolidated EBITDA plus (B) Consolidated Lease Expense, less (ii) Maintenance Capital Expenditures, to (b) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Current Maturities, plus
(iii) Consolidated Lease Expense, plus (iv) Consolidated Capital Lease Expense, plus (v) Actual Taxes. The amount of the Consolidated Net Income, Consolidated Lease Expense and Consolidated Interest Expense to be included in computing the Fixed Charge Coverage Ratio shall be the actual amount of such items incurred during the relevant periods.

         Fraud and Abuse Laws means Section 1128B(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b), 42 U.S.C. Section 1877, and Texas Health & Safety Code Ann ss. 161.091-161.094 (West 1996), as amended from time to time; any successor statute(s) thereto; all rules and regulations promulgated thereunder; and any other Law relating to the ownership of dental facilities by providers of dental services or the referral of patients to dental facilities owned by providers of dental services.




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 8

         GAAP means generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof; provided, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.

         Governmental Authority means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Guarantors means all of the Subsidiaries of Borrower and any other Person now or hereafter liable for payment of any of the Obligations or performance of any obligations of Borrower under the Loan Documents, whether one or more, and if more than one, each one individually.

         Guaranty by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

         Hypothetical Fixed Charge Coverage Ratio means, for any date of determination and computed for the immediately preceding twelve month period, the ratio of (a) the total of (i) Consolidated EBITDA plus (ii) Consolidated Lease Expense, minus (iii) Maintenance Capital Expenditures, to (b) the sum of
(i) Consolidated Interest Expense, plus (ii) Consolidated Current Maturities, plus (iii) Implied Amortization, plus (iv) Consolidated Lease Expense, plus (v) Consolidated Capital Lease Expense, plus (vi) Actual Taxes. The amount of the Consolidated Net Income, Consolidated Lease Expense and Consolidated Interest Expense to be included in computing the Hypothetical Fixed Charge Coverage Ratio shall be the actual amount of such items incurred during the relevant periods.

         Implied Amortization means, as of any date of determination, the product of (a) one-seventh (1/7) times (b) the aggregate amount of Advances outstanding under the Credit Facility.

         Impositions means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of Borrower or Guarantors, or any part thereof; and all other taxes, charges and assessments and any interest,




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)   Page 9
costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the real property of Borrower or Guarantors, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, or (b) the financial condition of Borrower or any Guarantor.

         Institutional Debt means Debt of Borrower in favor of a "qualified institutional buyer" (as defined in 17 C.F.R. Section 230.144A).

         Interest Adjustment Date shall mean the earlier of either the last day of an Interest Period or the Termination Date.

         Interest Hedge Agreements means any and all agreements, devises or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, including, but not limited to, interest rate cap or collar protection agreements, interest rate swap agreements or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all terminations or assignments of any of the foregoing.

         Interest Period shall mean, with respect to a LIBOR Rate Advance, a period selected by Borrower of 30, 90 or 180 days, commencing on the Effective Date of any LIBOR Rate Advance; provided that any Interest Period ending on a date later than the Termination Date shall be deemed to end on the Termination Date.

         Issuing Lender means Bank of America in its capacity as issuer of the Letters of Credit.

         Law or Laws means all applicable constitutional provisions, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements of all Governmental Authorities.

         Legal Requirements means (a) any and all present and future judicial decisions, Laws, rulings, permits, licenses or certificates, in any way applicable to Borrower or any Guarantor, (b) the presently or subsequently effective partnership agreements, bylaws, articles of incorporation and any other form of business association agreement of Borrower or Guarantors, and (c) any and all leases or contracts (written or oral) of any nature that relate in any way to Borrower's or Guarantor's Assets, or to which Borrower or any Guarantor may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of Borrower's or any Guarantor's Assets, by Borrower or such Guarantor, or (ii) the financial condition of Borrower or any Guarantor.

         Lenders means each of the financial institutions listed as a "Lender" on Schedule I attached hereto as the same may be modified or amended from time to time.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 10

         Letter of Credit Exposure means the aggregate amount of the unfunded portion of each Letter of Credit outstanding at any time.

         Letter of Credit Fee has the meaning set forth in Section 2.3(b).

         Letters of Credit means all letters of credit issued by the Issuing Lender for the account of Borrower pursuant to this Agreement.

         LIBOR Margin means the applicable "LIBOR Margin" as shown on, and as determined in accordance with, Schedule II attached hereto. The LIBOR Margin is subject to reduction or increase as provided in Schedule II.

         LIBOR Rate means, for any LIBOR Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         LIBOR Rate Advance shall mean an Advance which bears interest computed with reference to the Adjusted LIBOR Rate (including, without limitation, Swingline Advances).

         LIBOR Reserve Requirement shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Administrative Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance is determined). Each determination by Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

         Lien means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 11

Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         Loan Commitment Amount means, with respect to each Lender, the amount indicated as such Lender's Loan Commitment Amount opposite the name of such Lender with respect to the Credit Facility in Schedule I, as such amount (a) may be reduced from time to time, as a result of a reduction in the Available Commitment as provided in this Agreement, or (b) may be adjusted from time to time to account for any assignment of a Lender's interest as provided in Section 10.10.

         Loan Documents means this Agreement, the Notes, the Security Agreement, the Letters of Credit, the LOC Applications and all other agreements, guarantees, security agreements, assignments, statements, certificates, documents or instruments evidencing, guaranteeing, securing or pertaining to the Credit Facility (including the Letters of Credit) or otherwise executed and/or delivered from time to time pursuant to or in connection with this Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

         Loan Percentage means, with respect to each Lender, the percentage indicated as such Lender's Loan Percentage opposite the name of such Lender on
Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Lender's interest as provided in Section 10.10.

         LOC Application has the meaning set forth in Section 2.2(d).

         MacGregor Dental means, MacGregor Dental Associates, L.P., a Texas limited partnership.

         Maintenance Capital Expenditures means, for the twelve (12) month period immediately preceding the date of determination, the aggregate amount paid by Borrower and its Subsidiaries for expenditures which were capitalized in accordance with GAAP; provided, that initial capital expenditures in connection with the opening of a new branch clinic or office (including, without limitation, expenses for conversion of computer equipment subsequent to an Acquisition and initial costs related to signage) shall be excluded from such aggregate amount.

         Management Services Agreements means, collectively, the Management Services Agreements entered into by and between Modern Dental and each of Monarch Dental and MacGregor Dental, as amended, from time to time, and any other such agreement entered into during the Credit Period between Borrower or any Subsidiary of Borrower and Modern Dental Professionals - Girlinghouse, P.C., Modern Dental Professionals - Indiana, P.C., or any other entity formed for the purpose of employing professionals in the practice of dentistry.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 12

         Margin Regulations mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         Margin Stock means "margin stock" as defined in Regulation U.

         Material Adverse Effect means any event or condition which, singly or in the aggregate with other events or conditions, materially and adversely affects the business, operations, or financial condition of Borrower and its Subsidiaries taken as a whole.

         Maximum Lawful Rate means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Credit Facility at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate", such term shall mean the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended. If under federal or state law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Credit Facility, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the Loan Documents.

         Minimum Notice Requirement has the meaning set forth in Section 3.5.

         Minor Acquisitions means Acquisitions in which the Total Acquisition Price is less than or equal to Three Million and No/100 Dollars ($3,000,00.00).

         Modern Dental means, Modern Dental Professionals, P.C., a Texas professional corporation.

         Monarch Dental means Monarch Dental Associates, L.P., a Texas limited partnership.

         Notes means (i) the promissory notes in the form attached hereto as Exhibit A to be issued by Borrower to each Lender in the amount of such Lender's Loan Commitment Amount, and (ii) the Swingline Note.

         Obligations means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower or Guarantors now or hereafter existing or arising under or in connection with this Agreement, the Notes or any other of the Loan Documents (specifically including, without limitation, the principal amount outstanding under the Notes), pursuant to the Loan Documents, together with: (a) all interest accrued thereon; (b) all reasonable costs, expenses, and attorneys' fees of counsel to Administrative Agent and Lenders (as a group) and of counsel to any Lender incurred in the documentation of the Loan Documents and any



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 13 amendments, waivers or extensions thereof, or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower or any Guarantor); (c) the reimbursement and payment of all sums which might be advanced by Administrative Agent or any Lender to pay or satisfy amounts required to be paid by Borrower or any Guarantor under this Agreement or under any other instrument, agreement or document at any time executed in connection with or as security for any part of the Credit Facility (including the Letters of Credit); (d) all costs, charges, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness; and (e) all obligations of Borrower to any Lender pursuant to any Interest Hedge Agreement, including without limitation, under any Short Term Debt entered into by and among Borrower and any Lender; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The aggregate amount of costs and expenses of all Lenders (other than Administrative Agent) incurred prior to the occurrence of and continuance of a Default or Event of Default including, without limitation, attorneys' fees of such Lenders, related to the Credit Facility and included in Obligations shall not exceed $20,000.00. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness.

         Operating Lease means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13 dated November, 1976, or otherwise in accordance with GAAP.

         Original Loan Agreement has the meaning set forth on the first page of this Agreement.

         Parent Companies means Monarch Dental Management, Inc., formerly known as Oral Health Concepts, Inc., a Texas corporation, and Partners Dental Corporation, a Delaware corporation.

         Pension Plan means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

         PBGC mean the Pension Benefit Guaranty Corporation, or its successors.

         Permitted Acquisition means any Acquisition of a dental practice or other dental practice management company which either (a) has a Total Acquisition Price of less than $5,000,000.00 or (b) is not financed in whole or in part with proceeds of the Credit Facility.

         Permitted Encumbrances means with respect to any asset (a) minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of any material asset encumbered thereby, including, without limitation, easements, rights-of-way, servitudes, permits, surface leases, restrictions and other similar charges,



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 14 encumbrances or title defects, (b) mechanic's, materialman's, warehouseman's, journeyman's, carrier's, and other similar liens arising by operation of law in the ordinary course of business, securing obligations which are not delinquent,
(c) liens for taxes, assessments or other governmental charges not delinquent,
(d) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capital leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances on credit or the payment of the deferred purchase price of property,
(e) any attachment or judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay, and (f) liens existing on the Closing Date and disclosed to Lenders.

         Permitted Institutional Debt means Permitted Senior Institutional Debt and Permitted Subordinate Institutional Debt.

         Permitted Investments means (a) cash and obligations issued or guaranteed by the United States of America, (b) obligations issued or guaranteed by any Person controlled or supervised by and acting as an agency or instrumentality of the United States of America pursuant to authority granted by the Congress of the United States, (c) certificates of deposit issued, or banker's acceptances drawn on and accepted by, or money market accounts or time deposits in, commercial banks which are members of the Federal Deposit Insurance Corporation and which have a combined capital, surplus and undistributed profits of at least $50,000,000, (d) repurchase agreements with any such commercial bank, or with broker-dealers or other institutions, that are secured by obligations issued or guaranteed by the United States of America or an agency or instrumentality thereof, (e) other money market instruments, and mutual funds substantially all of the assets of which are invested in any or all of the investments described in clauses (a) through (d) above, and (f) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition.

         Permitted Senior Institutional Debt means Institutional Debt which is
(i) not Permitted Subordinate Institutional Debt, (ii) subject to an intercreditor agreement between the Lenders and the holder of such Debt, or which is otherwise subject to terms and conditions which satisfy the requirements of an intercreditor agreement, which intercreditor agreement or terms and conditions shall be acceptable to Required Lenders in their sole discretion, and (iii) otherwise satisfies the limitations imposed by Section 7.6.

         Permitted Subordinate Institutional Debt means unsecured Institutional Debt which is (i) by its terms expressly subordinate in all respects to the Credit Facility (including any Short Term Debt and the Swingline Advances), in form and substance acceptable to Required Lenders in their sole discretion and
(ii) otherwise satisfies the limitations imposed by Section 7.6.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 15

         Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Personal Property means all Accounts and all Chattel Paper, Contracts (including, without limitation, the Management Services Agreements and the Succession Agreements), Equipment, General Intangibles, Instruments and Inventory (as each of those terms is defined in the Security Agreement) and any and all other personal property, together with all proceeds, replacements, products or substitutions of any of the above.

         Plan Asset Regulation means a regulation promulgated by the Department of Labor at 29 C.F.R. Section 25110.3-101, as amended from time to time.

         Pledge Agreement shall mean that certain Stock Pledge Agreement (as amended) executed by Borrower covering all of the issued and outstanding stock of Borrower's Subsidiaries, such Pledge Agreement to be in form acceptable to Administrative Agent.

         Professional Corporation means, collectively, Modern Dental Professionals, P.C., a Texas professional corporation, f/k/a Warren F. Melamed, D.D.S., P.C., Modern Dental Professionals - Girlinghouse, P.C., an Arkansas professional corporation, and Modern Dental Professionals - Indiana, P.C., an Indiana professional corporation.

         Provider means any person who performs any of the following services with respect to a dental practice that is owned or managed by Borrower or any
Guarantor:

                  (a) Any dentist or dental surgeon;

                  (b) Any person who shall offer or undertake by any means or methods whatsoever, to clean teeth or to remove stains, concretions or deposits from teeth in the human mouth, or who shall undertake or offer to diagnose, treat, operate, or prescribe by any means or methods for any disease, pain, injury, deficiency, deformity, or physical condition of the human teeth, oral cavity, alveolar process, gums, or jaws;

                  (c) Any person who shall offer or undertake in any manner to prescribe or make, or cause to be made, an impression of any portion of the human mouth, teeth, gums, or jaws, for the purpose of diagnosing, prescribing, treating, or aiding in the diagnosing, prescribing or treating, any physical condition of the human mouth, teeth, gums or jaws, or for the purpose of constructing or aiding in the construction of any dental appliance, denture, dental bridge, false teeth, dental plate or plates of false teeth, or any other substitute for human teeth;

                  (d) Any person who shall offer or undertake to fit, adjust, repair, or substitute in the human mouth or directly related and adjacent masticatory structures any dental appliance, structure, prosthesis, or denture, or who shall aid or cause to be fitted, adjusted, repaired, or



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 16 substituted in the human mouth or directly related and adjacent masticatory structures any dental appliance, structure, prosthesis, or denture; and

                  (e) Any person who makes, fabricates, processes, constructs, produces, reproduces, duplicates, repairs, relines, or fixes any full or partial denture, any fixed or removable dental bridge or appliance, any dental plate or plates of false teeth, any artificial dental restoration, or any substitute or corrective device or appliance for the human teeth, gums, jaws, mouth, alveolar process, or any part thereof for another.

         Rate Enhancement Spread means the applicable "Rate Enhancement Spread" as shown on, and as determined in accordance with, Schedule II attached hereto. The Rate Enhancement Spread is subject to reduction or increase as provided in
Schedule II.

         Register has the meaning set forth in Section 10.10 hereof.

         Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.

         Regulatory Change shall mean the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

         Request for Advance means a written request of an Authorized Borrowing Officer for an Advance or a Letter of Credit, substantially in the form attached hereto as Exhibit B, which shall (a) specify (i) the date of such an Advance or Letter of Credit, which shall be a Business Day, (ii) what portion of such Advance is to be a LIBOR Rate Advance or Variable Rate Advance, (iii) the aggregate amount of such Advance or Letter of Credit, and (iv) the transfer instructions with respect to such Advance; and (b) contain a certification of an Authorized Borrowing Officer as of the date of such Advance or Letter of Credit certifying (i) that the intended use of the proceeds of such Advance or Letter of Credit does not violate the provisions of this Agreement (including, without limitation, Section 2.1 and Section 5.15) or any other Loan Document, and (ii) as to the matters set forth in Section 4.2(b) and (c), in the case of an Advance, or the matters set forth in Section 4.4(c) and (d), in the case of a Letter of Credit.

         Required Institutional Debt has the meaning set forth in Section
8.1(k).



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 17

         Required Lenders means:

                  (a) Except as provided in clause (b) below or as expressly stated otherwise in this Agreement or in any other Loan Document, at any time and with respect to any matter hereunder or relating to the Credit Facility, Lenders holding at the time in question a portion of the Credit Facility (including participations in Letters of Credit and Swingline Advances) equal to or greater than fifty-one percent (51%) of the sum of (i) the aggregate unpaid principal amount of the Notes and any notes evidencing any Short Term Debt, plus
(ii) the Letter of Credit Exposure (or, if no Advances, Letters of Credit or Short Term Debt are outstanding, then Lenders holding at the time in question fifty-one percent (51%) of the aggregate Loan Commitment Amounts of all Lenders); and

                  (b) With respect to (i) any alteration of the interest rate applicable to the Credit Facility, or (ii) any alteration of the amount of any fees payable to the Lenders under this Agreement, or (iii) any extension of the maturity date of the Credit Facility or the due date of any installment of principal or interest or any fees on the Credit Facility, or (iv) forgiveness of any principal or interest under the Credit Facility, or (v) any increase in the amount of the Credit Facility, or (vi) any change in the definition of Loan Percentage, or (vii) the release of any Lenders' Liens on any Collateral, or
(viii) the release of the Guaranty of any Guarantor, or (ix) the reinstatement of the Notes and other indebtedness pursuant to the provisions in Section 8.2(a) hereof, or (x) any consent of Lenders required by Section 10.10(a) hereof, or
(xi) any alteration of the provisions of this definition of Required Lenders, all the Lenders.

         Rights means rights, remedies, powers, privileges and benefits.

         SEC means the federal Securities and Exchange Commission, and its successors.

         Security Agreement means that certain Amended and Restated Security Agreement of even date herewith, executed by Borrower and each Guarantor in favor of Administrative Agent, securing the payment of the Notes and the payment and performance of all the Obligations, and assigning to Administrative Agent all of Borrower's and each Guarantor's right, title and interest in, to and under the Personal Property, and all renewals, extensions, modifications, supplements and replacements thereof, which Security Agreement shall be in form acceptable to Administrative Agent.

         Short Term Debt means Debt of Borrower existing on the date hereof pursuant to those certain Swingline Notes dated ___________ to Bank of America, N.A. and Fleet National Bank in the aggregate amount of Ten Million and No/100 Dollars ($10,000,000.00), which Short Term Debt is included in the Obligations and secured by the Collateral, and ranks equally with the Credit Facility as set forth in Section 9.6.

         Subordinate Acquisition Debt means any Debt of Borrower and its Subsidiaries which is (a) evidenced by a promissory note given as part of the Total Acquisition Price, and (b)



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 18 subordinate in all respects to the Obligations, provided, such subordination is in form and substance satisfactory to Administrative Agent.

         Subsidiary means, (a) for any Person other than Borrower, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person, or (b) for Borrower, any present or future corporation or other entity at least a majority of whose outstanding voting stock, other voting securities or other ownership interests shall at the time be owned directly or indirectly by Borrower or any other entity of which at least a majority of the securities or other ownership interests are at the time directly or indirectly owned, collectively, by Borrower and any Subsidiaries of Borrower. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         Succession Agreements means, all succession agreements entered into between Borrower, any Guarantor, and any professional corporation or association for the purpose of establishing the successors to the equity interests in any such professional corporation or association upon the occurrence of certain events, including, without limitation, that certain succession agreement, dated as of February 5, 1996, by and between Warren F. Melamed, D.D.S., P.C., Dr. Warren F. Melamed, D.D.S. and Borrower, together with all modifications, amendments or replacements of the foregoing.

         Swingline Advances means any Swingline Advance made by Swingline Lender to Borrower pursuant to Section 2.2.

         Swingline Commitment means $2,000,000.00.

         Swingline Lender means Bank of America.

         Swingline Note means the Swingline Note made by Borrower payable to the order of Swingline Lender, substantially in the form as Exhibit A-2, evidencing the Swingline Advances, and any amendments and modifications thereto, any substitutions therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         Target Company EBITDA means, for any Person, with respect to any period, determined in accordance with GAAP and as approved by Administrative Agent, the sum of (a) such Person's net income, plus (b) Taxes (to the extent that such amounts have been deducted in determining such Person's net income for such period), plus (c) interest expense (to the extent that such amounts have been deducted in determining such Person's net income for such period), plus (d) all amounts attributable to depreciation and/or amortization of intangible and other assets of such Person (to the extent that such amounts have been deducted in determining such Person's net income for such period), plus (e) all non-recurring expenditures that (i) were incurred prior to the closing of the acquisition of such Person by Borrower or any Subsidiary of



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 19

Borrower, and (ii) have been verified by an independent certified public accountant or other Person approved by Administrative Agent (to the extent that such amounts have been deducted in determining such Person's net income for such period).

         Taxes means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

         Telerate Screen means the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in Dollars quoted by selected banks.

         Termination Date means June 30, 2001, or such earlier date on which the Credit Facility is terminated and/or the Notes are accelerated.

         Total Acquisition Price means, in connection with any Acquisition, the sum of all cash to be paid at closing or in installments plus the value of any stock given by Borrower or any Subsidiary of Borrower in connection with such Acquisition which value is determined in accordance with GAAP plus any other amounts paid or to be paid by Borrower or any Subsidiary of Borrower as part of the purchase price in connection with such Acquisition, provided, that all such amounts are approved by Administrative Agent plus all Debt assumed by Borrower or any Subsidiary of Borrower in connection with such Acquisition.

         UCC means the Uniform Commercial Code in effect under the laws of the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction.

         Unused Fee shall mean the non-refundable fee equal to the product of
(a) the applicable "Unused Fee Percentage" as shown on, and as determined in accordance with, Schedule II attached hereto, and (b) the average daily unused portion of the Credit Facility during the calendar quarter immediately preceding the date on which such fee is to be paid; provided that the amount of any Swingline Advances shall be considered "unused" for purposes of the above calculation. The percentage to be used in clause (a) shall be subject to reduction or increase, as set forth on Schedule II.

         U.S. Government Securities means (a) securities that are (i) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which in either case are not callable or redeemable at the option of the issuer



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 20 thereof or (b) any depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933) as custodian with respect to any U.S. Government Securities specified in clause (a) or a specific payment of principal of or interest on any U.S. Government Securities specified in clause (a) held by such bank for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

         Variable Rate means a fluctuating rate of interest equal to the sum of
(a) the Base Rate, plus (b) the Base Rate Spread, plus (c) the Rate Enhancement Spread, plus (d) if applicable, the Additional Spread; provided, that the Variable Rate is subject to adjustment as provided in Section 3.3 hereof.

         Variable Rate Advance means an Advance which will bear interest computed with reference to the Variable Rate.

         Working Capital Advance has the meaning set forth in Section 2.1(a).

         Working Capital Facility means the credit facility established under the Original Loan Agreement for working capital purposes.

         SECTION 1.2. Singular and Plural of Definitions . Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

         SECTION 1.3. Substantive Definitions. The terms, provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

         SECTION 1.4. Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money", "cash", "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

         SECTION 1.5. Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks,



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 21 the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

         SECTION 1.6. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.


                                   ARTICLE II

                                   COMMITMENT

         SECTION 2.1. Credit Facility Commitment. Each Lender severally agrees, subject to and upon the terms, covenants and conditions of this Agreement, to make Advances to Borrower, or, with respect to Letters of Credit, to cause the Issuing Lender to issue Letters of Credit for the account of Borrower, and Borrower shall be entitled to obtain the following Advances and Letters of Credit in the manner set forth in Section 2.2:

                  (a) Advances. One or more Advances for (i) the general working capital purposes of Borrower (a "Working Capital Advance"), (ii) future Acquisitions as approved by Lenders, if necessary, and (iii) purchase of fixed assets; provided, that, (A) each such Advance must occur on a Business Day prior to the Termination Date, (B) each such Advance must be in an amount not less than the limitations provided in Section 2.2, (C) if such Advance is to be a Working Capital Advance, the Letter of Credit Exposure plus the aggregate outstanding balance of Working Capital Advances will not, after giving effect to such Advance, exceed Ten Million and No/100 Dollars ($10,000,000.00), and (D) on any date of determination, the aggregate outstanding balance of Advances (including the Swingline Advances) plus the Letter of Credit Exposure shall never exceed the Available Commitment. Borrower may borrow, repay and reborrow under this Agreement. The Available Commitment under the Credit Facility shall be in the maximum amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00). Other than Swingline Advances, Borrower shall be entitled, subject to the terms of this Agreement, to receive not more than five Advances per month in amounts equal to or in excess of One Hundred Thousand and No/100 Dollars ($100,000.00).

                  (b) Letters of Credit. Letters of Credit may be issued by the Issuing Lender for the account of Borrower for any of the purposes for which Borrower can obtain an Advance; provided, that, (i) each such Letter of Credit shall be issued on a Business Day occurring prior to the Termination Date, (ii) after the issuance of any such Letter of Credit, (A) the Letter of Credit Exposure plus the aggregate outstanding balance of Working Capital Advances shall not exceed Ten Million and No/100 Dollars ($10,000,000.00), (B) the Letter of Credit Exposure plus the



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 22 outstanding balance of the Advances must be less than or equal to the Available Commitment, and (C) the Letter of Credit Exposure shall not exceed One Million and No/100 Dollars ($1,000,000.00), and (iii) each such Letter of Credit must have an expiration date no later than the earlier of (i) one (1) year after the issuance thereof or (ii) the Termination Date. To the extent that funds are ever drawn under any of the Letters of Credit, each such draw will be paid by the Issuing Lender, and each of the Lenders will make an Advance in the amount of such Lender's Loan Percentage of the amount so paid by the Issuing Lender to reimburse the Issuing Lender for such draw.

                  (c) Swingline Commitment. Subject to the terms and conditions of this Agreement, Swingline Lender agrees to make Swingline Advances to Borrower from time to time through the Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Advances (after giving effect to any amount requested), shall not exceed the lesser of (i) the Available Commitment less the sum of all outstanding Advances under the Credit Facility and the Letter of Credit Exposure and (ii) the Swingline Commitment.

         In no event shall any Lender be required to make any Advances in excess of such Lender's Loan Percentage of the amount required to be advanced by the Lenders under the above provisions of this Section 2.1 or which would cause any Lender to have made Advances in excess of such Lender's Loan Commitment Amount.

         SECTION 2.2. Method of Borrowing. Subject to the terms and conditions of this Agreement, Borrower shall be entitled to obtain Advances and Letters of Credit from Lenders and Swingline Advances from the Swingline Lender pursuant to
Section 2.1 in the following manner:

                  (a) Variable Rate Advances; Swingline Advances. In the case of any Variable Rate Advance, Borrower, through an Authorized Borrowing Officer, shall give Administrative Agent prior to 10:00 a.m., Dallas, Texas time, on the date of any such proposed Advance, a Request for Advance specifying their intention to borrow or reborrow such Variable Rate Advance hereunder. In the case of any Swingline Advance, Borrower, through an Authorized Borrowing Officer, shall give Administrative Agent prior to 1:00 p.m., Dallas, Texas time, on the date of any such proposed Advance, a Request for Advance specifying their intention to borrow or reborrow such Swingline Advance hereunder. Such Requests for Advance shall be accompanied by the documents required to be delivered pursuant to Article IV.

                  (b) LIBOR Rate Advances. In the case of LIBOR Rate Advances, Borrower, through an Authorized Borrowing Officer, shall give Administrative Agent at least three Business Days prior to the date of such Advance an irrevocable Request for Advance specifying its intention to borrow or reborrow such Advance hereunder. Notice shall be given to Administrative Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Rate Advances shall in all cases be subject to availability and to the provisions of Section 3.5 hereof. For LIBOR Rate



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 23

Advances, the Request for Advance shall specify the requested funding date, which shall be a Business Day, the amount of the proposed LIBOR Rate Advance to be made by Lenders, the Interest Period selected (provided that no such Interest Period shall extend past the applicable Termination Date) and shall be accompanied by the documents required to be delivered pursuant to Article IV. Such LIBOR Rate Advance shall be in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) or greater whole multiples of One Hundred Thousand and No/100 Dollars ($100,000.00).

                  (c) Notice To Lenders. Administrative Agent shall promptly notify Lenders or Swingline Lender, as applicable, of each notice received from an Authorized Borrowing Officer pursuant to this Section 2.2. Each Lender, or Swingline Lender, as applicable, shall, not later than noon, Dallas, Texas time, on the date of any such Advance, deliver to Administrative Agent, at its address set forth herein, such Lender's Loan Percentage of such Advance, or in the case of a Swingline Advance, the amount thereof, in immediately available funds in accordance with Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder Administrative Agent shall, subject to satisfaction of the conditions set forth in Article IV, disburse the amounts made available to Administrative Agent by the Lenders or Swingline Lender, as applicable, by transferring such amounts by wire transfer or crediting such amounts to the account of Borrower maintained with Administrative Agent as directed by an Authorized Borrowing Officer. All Advances (other than Swingline Advances) shall be made by each Lender according to its Loan Percentage.

                  (d) Method of Issuing Letters of Credit. Not less than three
(3) Business Days prior to the requested date of issuance of any Letter of Credit, Borrower shall deliver to Administrative Agent a Request For Advance and shall execute and deliver to the Issuing Lender the customary letter of credit application and agreement used by the Issuing Lender in substantially the form of Exhibit D attached hereto (the "LOC Application"). Nothing in this Agreement shall prohibit the Issuing Lender from modifying the form of LOC Application in effect from time to time in connection with the issuance of any Letter of Credit, provided that, such modification does not substantially modify this Agreement to the detriment of Borrower. In the event of a direct conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. In no event shall a Letter of Credit have an expiration date which is later than the earlier of (i) one year from the date of issuance thereof or (ii) the Termination Date. Letters of Credit may be standby letters of credit only and be issued on behalf of Borrower. Upon satisfaction of the applicable conditions precedent set forth in Article IV, and subject to the other terms and conditions of this Agreement, the Issuing Lender shall issue Letters of Credit for the account of Borrower within three (3) Business Days from receipt by the Issuing Lender of the fully-executed LOC Application (so long as the requested terms of such Letter of Credit are acceptable to the Issuing Lender in its reasonable discretion).

                  Immediately upon the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Lender, in each case irrevocably and without any



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 24 further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Loan Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Credit Facility, and subject to the limits referred to above, Borrower may through an Authorized Borrowing Officer request the issuance of Letters of Credit under this Section 2.2(d), repay any Advances resulting from drawings thereunder pursuant to this Section 2.2(d) and request the issuance of additional Letters of Credit under this Section 2.2(d).

                  The payment by the Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender of an Advance, which shall bear interest at the Variable Rate in effect under the Credit Facility, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article IV hereof). In the event that a drawing under any Letter of Credit is not reimbursed by Borrower by 10:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Lender shall promptly notify Administrative Agent and each other Lender. Each such Lender shall, on the first Business Day following such notification, make an Advance, which shall bear interest at the Variable Rate in effect under the Credit Facility, and shall be used to repay the applicable portion of the Issuing Lender's advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Lender (but without any requirement for compliance with the applicable conditions set forth in Article IV hereof) and shall make available to Administrative Agent for the account of the Issuing Lender, by deposit at Administrative Agent's office, in same day funds, the amount of such Advance. In the event that any Lender fails to make available to Administrative Agent for the account of the Issuing Lender the amount of such Advance, the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Federal Funds Rate.

                  (e) Swingline Advances. Swingline Advances shall be refunded by the Lenders on demand by Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Loan Percentages and shall thereafter be reflected as Advances under the Credit Facility of the Lenders on the books and records of the Administrative Agent, which Advances under the Credit Facility shall be Variable Rate Advances. Each Lender shall fund its respective Loan Percentage of Advances as required to repay Swingline Advances outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Dallas time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Loan Percentage of a Swingline Advance shall be affected by any other Lender's failure to fund its Loan Percentage of a Swingline Advance, nor shall any Lender's Loan Percentage be increased as a result of any such failure of any other Lender to fund its Loan Percentage.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 25

                  Borrower shall pay to Swingline Lender on demand the amount of any Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in the full the outstanding Swingline Advances requested or required to be refunded.

                  Each Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever (including, without limitation, repayment of such Swingline Advance by Borrower pursuant to the above paragraph if the same is required to be refunded to Borrower by Swingline Lender; provided, that if prior to the refunding of any outstanding Swingline Advance pursuant to this Section 2.2, one of the events described in Section 8.1(f) or (g) shall have occurred, each Lender will, on the date the applicable Advance under the Credit Facility would have been made, purchase an undivided participating interest in the Swingline Advance to be refunded in an amount equal to its Loan Percentage of the aggregate amount of such Swingline Advance). Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount.

         SECTION 2.3. Fees.

         (a) Unused Fees. In consideration for Lenders making available the Credit Facility, Borrower agrees to pay to Administrative Agent the Unused Fee commencing on the first day of the first calendar quarter after the Closing Date, and continuing on the first day of each calendar quarter thereafter until the Termination Date and on the Termination Date. The Unused Fee is to be computed based on the number of actual days elapsed, assuming each calendar year consisted of 360 days, subject, however, to proportionate adjustments because the Closing Date is not the beginning or end of a calendar quarter, the Termination Date is not at the beginning or end of a calendar quarter, and if there is an increase or decrease in the Credit Facility during such calendar quarter. The Unused Fee is to be paid by Administrative Agent to each Lender in accordance with its Loan Percentage.

         (b) Letter of Credit Fees. Borrower shall pay to Administrative Agent a letter of credit fee (the "Letter of Credit Fee") as a condition to the issuance of any Letter of Credit in an amount equal to the "Letter of Credit Fee Percentage" as shown on, and as determined in accordance with, Schedule II attached hereto times the amount of the Letter of Credit so issued. The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as set forth on Schedule II. Subject to Section 10.8 hereof, such fee shall be computed on the basis of the actual number of days elapsed. The Letter of Credit Fee is to be paid to each Lender in accordance with its Loan Percentage and shall be payable in four (4) equal installments with the first such payment being due and payable on the date of issuance of the applicable Letter of Credit and the remaining portions of the applicable Letter of Credit Fee to be paid on the immediately following three interest payment dates under the Credit Facility; provided, that, any Letter of Credit Fee remaining unpaid on the Termination Date shall be paid on such date.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 26

         (c) Administrative and Agency Fee. In consideration of Administrative Agent's administration services under the Credit Facility, Borrower agrees to pay Administrative Agent (i) the Administrative Fee in advance, commencing on the Closing Date and continuing on each anniversary of the Closing Date, until such time as the Notes are paid in full, all Letters of Credit have been terminated, and Lenders' commitment to make Advances under this Agreement have been terminated and (ii) an Agency Fee in the amount of $5,000 for each new lender added to the Credit Facility as a Lender, concurrently with the addition of such Lender.

         (d) Amendment Fee. Borrower shall pay to Administrative Agent, in addition to such other fees and charges which Lenders may require, a fee of Five Thousand and No/100 Dollars ($5,000.00) for each amendment to this Agreement entered into by Administrative Agent, Lenders and Borrower after the date hereof, but prior to the occurrence of an Event of Default which has not been waived; provided, that no such fee shall be required in connection with any amendment to this Agreement entered into solely for the purpose of adding any Person as a Lender hereunder; provided further that nothing herein shall restrict Administrative Agent or Lenders from requiring payment of an additional facility fee or other fees in connection with any increase in the amount of the Credit Facility or other amendments hereto. Such amendment fee shall be distributed by Administrative Agent to each Lender in accordance with such Lender's Loan Percentage.

         (e) Syndication Expenses. Borrower shall not be liable for the costs and expenses incurred by Lenders other than Administrative Agent related to the purchase by any Lender after the Closing Date of an interest in the Loan, in excess of an aggregate amount of such costs and expenses equal to $10,000.00.

                                   ARTICLE III

                            TERMS OF CREDIT FACILITY

         SECTION 3.1. Notes. The Credit Facility shall be evidenced by the Notes. Each Lender shall receive an originally executed Note in an amount equal to such Lender's Loan Commitment Amount. The Swingline Lender shall receive the originally executed Swingline Note in an amount equal to the Swingline Commitment.

         SECTION 3.2. Maturity. All outstanding principal of the Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Termination Date.

         SECTION 3.3. Interest Rate. Interest on the Advances shall accrue at a rate per annum equal to the lesser of (a) at Borrower's option, the applicable Variable Rate or the applicable Adjusted LIBOR Rate, subject, however, to the provisions of Section 10.8 (the "Applicable Rate"), or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 27 exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

         Without notice to Borrower or anyone else, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, without notice to Borrower or anyone else, the Variable Rate and the Adjusted LIBOR Rate initially provided for under this Agreement shall fluctuate upward or downward from time to time based on changes in (i) the Consolidated Funded Debt to Consolidated EBITDA ratio and (ii) the Hypothetical Fixed Charge Coverage Ratio, in each instance, pursuant to Schedule II. Such changes shall occur on the first day of the calendar month following the month in which Administrative Agent receives the quarterly financial statements and related officer's certificate required to be delivered by Borrower pursuant to Sections
6.1 (b) and (d) hereof showing that such adjustment is appropriate (except that with respect to any Adjusted LIBOR Rate then in effect, such change shall occur at the end of the applicable Interest Period).

         SECTION 3.4. Mandatory Interest and Principal Payments.

                  (a) Interest on the Notes, computed as provided in Section 3.11, shall be due and payable in arrears on the last day of each March, June, September, and December, commencing on December 31, 1997, and on demand after the Termination Date, so long as any principal of any Note remains unpaid. In addition, interest accrued and unpaid on each LIBOR Rate Advance shall be due and payable on the last day of the applicable Interest Period.

                  (b) Upon the sale of any Subsidiary of Borrower or any Guarantor, Borrower shall make a principal payment in an amount equal to one hundred percent (100%) of the net proceeds from such sale as such amount is approved by Administrative Agent for the purpose of reducing the amount outstanding under the Credit Facility.

                  (c) Upon any debt or equity offering by Borrower or any Guarantor (other than the Required Institutional Debt), Borrower shall make a principal payment in an amount equal to fifty percent (50%) of the net proceeds to Borrower or such Guarantor from such offering as such amount is approved by Administrative Agent for the purpose of reducing the amount outstanding under the Credit Facility.

                  (d) Upon the closing of the Required Institutional Debt, Borrower shall make a principal payment in an amount equal to one hundred percent (100%) of the net proceeds (i.e. gross proceeds less usual and customary closing costs and expenses as reasonably approved by



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 28

Administrative Agent) to Borrower from such offering for the purpose of (i) fully repaying any Short Term Debt and (ii) reducing the balance of the Credit Facility.

         SECTION 3.5. LIBOR Rate Advances.

                  (a) Upon at least three (3) Business Days' prior written notice to Administrative Agent ("Minimum Notice Requirement"), Borrower may through an Authorized Borrowing Officer, on any Interest Adjustment Date (other than the Termination Date), convert amounts of any LIBOR Rate Advance into a Variable Rate Advance with interest accruing thereon, with reference to the applicable Variable Rate, as provided in Section 3.3 above.

                  (b) Upon satisfaction by Borrower of the Minimum Notice Requirement, and subject to the conditions provided in this Agreement or the Notes, Borrower may through an Authorized Borrowing Officer, on any date prior to the Termination Date, convert amounts of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate on the same date (or any whole multiple of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof) of any Variable Rate Advances into a LIBOR Rate Advance with interest accruing thereon with reference to the applicable Adjusted LIBOR Rate as provided in
Section 3.3 above, for the Interest Period selected in such notice.

                  (c) To the extent Borrower has not made an effective election under and in accordance with subparagraphs (a) or (b) above (including, without limitation, at the expiration of an Interest Period), the Applicable Rate shall be the rate specified pursuant to the provisions contained herein for Variable Rate Advances. If Borrower has failed to make such election at the end of an Interest Period, the Lenders shall be deemed to have made a Variable Rate Advance in the amount, and in replacement, of the LIBOR Rate Advance then maturing.

         Each notice of a LIBOR Rate election by Borrower must be given by an Authorized Borrowing Officer, must satisfy the Minimum Notice Requirement and shall include the following: (i) Borrower's election of the applicable Adjusted LIBOR Rate; (ii) Borrower's choice of an Interest Period during which the Adjusted LIBOR Rate will apply; (iii) Borrower's election of the effective date (the "Effective Date") on which the LIBOR Rate Advance shall be made; and (iv) the amount of outstanding loan principal which for any LIBOR Rate Advance shall not be less than Two Million and No/100 Dollars ($2,000,000.00) (or any whole multiple of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof), to which the Adjusted LIBOR Rate shall apply. Borrower shall give notice of such election to Administrative Agent on behalf of Lenders.

         Borrower's election to convert to the Adjusted LIBOR Rate is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date 30, 90 or 180 days later elected by Borrower in their notice to Administrative Agent; (2) Borrower's written notice of an election shall be received by Administrative Agent in time to satisfy the Minimum Notice Requirement; (3) the last day of the



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 29

Interest Period will not be subsequent in time to the Termination Date; (4) in the case of a continuation of a LIBOR Rate Advance, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) no LIBOR Rate election shall be made if Administrative Agent notifies Borrower that it has determined by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Administrative Agent to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Administrative Agent or any Lender determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to any Lender of maintaining the applicable LIBOR Rate Advances at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders to maintain any such LIBOR Rate election; (6) there shall never be more than four (4) LIBOR Rate Advances, in the aggregate, in effect at any one time hereunder; and (7) no LIBOR Rate election shall be made after the occurrence and during the continuance of an Event of Default.

         If, on or after the Effective Date, any Regulatory Change shall make it unlawful or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Advances and such Lender shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other Lenders and Borrower, whereupon until such Lender notifies Borrower and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Rate Advances shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of such Lender's portion of the LIBOR Rate Advances, together with accrued interest thereon. Concurrently with prepaying such portion of the LIBOR Rate Advances, Borrower shall borrow a Variable Rate Advance in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Advances of the other Lenders), and such Lender shall make such Variable Rate Advance. If a Lender shall be unable to make, maintain or fund LIBOR Rate Advances as above provided for more than sixty days, and the other Lenders are not similarly restricted, Borrower shall be entitled to designate an Eligible Assignee reasonably acceptable to Administrative Agent to purchase the interest of the Lender which is unable to fund LIBOR Rate Advances, and such Lender shall sell its interest to such Eligible Assignee within ten Business Days of Borrower's request.

         Borrower shall indemnify Administrative Agent and Lenders against any loss or expense which Administrative Agent or Lenders may, as a consequence of Borrower's failure to make a payment on the date such payment is due hereunder or the payment, prepayment or conversion of any LIBOR Rate Advances hereunder on a day other than an Interest Adjustment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Advances or any part thereof, including, without limitation, any Consequential Loss.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 30

         Borrower shall also indemnify Lenders against and reimburse Lenders for increased costs to Lenders, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advances; provided that Administrative Agent shall give Borrower written notice of such costs within one hundred eighty (180) days of its or any Lender's implementation and/or compliance with any such Regulatory Change and such costs shall be reimbursed to such Lender prior to the earlier of
(i) the Termination Date or (ii) ten (10) days following written notice thereof from Administrative Agent to Borrower. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

         SECTION 3.6. Payments of Advances; Reduction of Commitment Amount.

                  (a) At any time, Borrower may by notice to Administrative Agent prior to 10:00 a.m. (Dallas, Texas time) at least three Business Days prior to the date on which prepayment under this Section 3.6 is to be made (such notice to be promptly given by Administrative Agent to Lenders), voluntarily prepay outstanding Advances from time to time and at any time, in whole or in part; provided, that (i) each such partial payment must be in a minimum amount of at least Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and
(ii) Borrower shall pay any related Consequential Losses within ten days after Administrative Agent's demand therefor. Each such optional prepayment shall be applied ratably in accordance with Section 3.9 to pay the amounts owed to each Lender under the Credit Facility.

                  (b) If the outstanding principal balance of the Credit Facility (including the Swingline Advances) plus the Letter of Credit Exposure ever exceeds the Available Commitment, Borrower shall make a mandatory prepayment on the principal amount of the Credit Facility in at least the amount of such excess together with any Consequential Loss arising as a result thereof. If the outstanding principal balance of all Working Capital Advances (including the Swingline Advances) plus the Letter of Credit Exposure ever exceeds $10,000,000.00, Borrower shall make a mandatory prepayment on the principal amount of the Credit Facility in at least the amount of such excess together with any Consequential Loss arising as a result thereof.

                  (c) Borrower may terminate the Available Commitment at any time prior to the Termination Date, provided, that (i) notice of such termination must be received by Administrative Agent by 10:00 a.m. Dallas, Texas, time on the first Business Day preceding the effective date of such termination (such notice to be promptly given by Administrative Agent to Lenders), (ii) Borrower shall not be entitled to terminate the Available Commitment while any Letters of Credit are outstanding and (iii) in no event shall Borrower be entitled to reduce the Available Commitment, unless Borrower has elected to terminate the Available Commitment in full.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 31

                  (d) If Borrower shall prepay any LIBOR Rate Advance prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Lenders in an amount equal to the consequential loss (the "Consequential Loss") incurred by Lenders as a result of any such prepayment, such Consequential Loss to be an amount equal to any losses, costs or expenses incurred by any Lender by virtue of such prepayment, which such loss, cost or expense shall include that which any Lender may sustain or incur in liquidating or employing deposits from any Lender or third parties acquired to effect, fund or maintain any such LIBOR Rate Advance. Such loss or expense shall include, without limitation, (i) any expense or penalty incurred by any Lender in redepositing such principal amount, plus (ii) any "breakage" fees that any Lender is required to pay by reason of the early breakage of any customary LIBOR contract entered into by any Lender in connection with providing funds for such LIBOR Rate Advance. Any prepayment fee required to be paid by Borrower pursuant to this Section 3.6 or any other provisions of this Agreement or of the other Loan Documents in connection with the prepayment of any LIBOR Rate Advances shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under LIBOR Rate Advances or any part thereof due to an Event of Default.

         SECTION 3.7. Schedules on Notes. Each Lender is hereby authorized to record the date and amount of the initial principal balance of its Notes and the date and amount of each Advance and repayment of principal on such Notes, and to attach any such recording as a schedule to the Notes whereupon such schedule shall constitute a part of such Notes for all purposes. Any such recording shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under the Notes together with interest thereon.

         SECTION 3.8. General Provisions as to Payments. Borrower shall make each payment of principal and interest on the Credit Facility and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Administrative Agent at Administrative Agent's address for payments set forth in Schedule I. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 12:00 noon (Dallas, Texas time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender a payment on the applicable Note, such Lender's pro rata share of each such payment received by Administrative Agent for the account of Lenders. For purposes of calculating accrued interest on the Credit Facility, any payment received by Administrative Agent as aforesaid by 12:00 noon (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Administrative Agent. Whenever any payment of principal or interest on the Credit Facility, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 32 extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         SECTION 3.9. Application of Payments. All payments made on the Credit Facility or the exercise of any right of setoff hereunder shall be paid (i) first to Swingline Lender in repayment of Swingline Advances and (ii) second, ratably to each Lender in accordance with its Loan Percentage, subject to the provisions of Article IX and any provision in the Loan Documents or agreements among the Lenders providing for the application of such proceeds against expenses or other amounts. Except as (a) to principal payments made pursuant to
Section 3.6, and (b) otherwise specifically provided in this Agreement or in any Loan Document, all prepayments on the Credit Facility shall be applied against accrued but unpaid interest and then against the principal portion of the Credit Facility in the inverse order of maturity; provided, however, that, unless otherwise designated by Borrower or required by law, prepayments and involuntary payments received by Administrative Agent and applied to principal hereunder shall be applied first to the Variable Rate Advances (or that portion of LIBOR Rate Advances not subject to payment of Consequential Loss) and then to reduce LIBOR Rate Advances.

         SECTION 3.10. Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Notes shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by Law, past due interest on the Notes shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations, except as otherwise provided by applicable Law.

         SECTION 3.11. Computation of Interest and Fees. All interest payable on the Notes hereunder or the amount of any fees hereunder shall be computed based on the number of days elapsed and 360-days per year, subject to the provisions hereof limiting interest to the Maximum Lawful Rate.

         SECTION 3.12. Capital Adequacy. If any present or future Law, governmental rule, regulation, policy, guideline or directive in effect in the United States (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that the amount of capital so required or expected to be maintained is increased by or based upon the existence of the Credit Facility or the Letters of Credit, then such Lender may notify Borrower of such fact, and Borrower shall pay to such Lender or Administrative Agent (for the benefit of such Lender) from time to time on demand, as an additional fee payable hereunder, such amount as such Lender shall determine in good faith and certify in a notice to Borrower in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis. If a Lender requires the payment of



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 33 an additional fee under this Section 3.12 and the other Lenders do not request such payment, Borrower shall be permitted to designate an Eligible Assignee reasonably acceptable to Administrative Agent to purchase the interest of the Lender requiring payment of such fee.

         SECTION 3.13. Deposit of Cash Collateral. Upon the occurrence of any Event of Default, Borrower shall, on the next succeeding Business Day, deposit in a segregated, interest bearing account with Administrative Agent such funds as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure. Any funds so deposited shall be held by Administrative Agent as security for the Credit Facility (including the Letters of Credit) and Borrower will, in connection therewith, execute and deliver such assignments and security agreements in form and substance satisfactory to Administrative Agent which Administrative Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Borrower hereby irrevocably directs Administrative Agent to apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Notes have been repaid in full (and Lenders have no obligation to make further Advances or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Administrative Agent, Administrative Agent shall release to Borrower any remaining funds deposited under this Section 3.13. Whenever Borrower is required to make deposits under this Section 3.13 and fails to do so on the day such deposit is due, Lenders may make such deposit using any funds of Borrower then available to any Lender.

         SECTION 3.14. Guarantees and Collateral. The Obligations shall be unconditionally guaranteed by each Subsidiary of Borrower pursuant to guaranty agreements satisfactory to Administrative Agent and Lenders in all respects. In addition to such other Loan Documents which Administrative Agent may require to create a first and prior lien and security interest in the Collateral, the Obligations shall be secured by (a) a first and prior security interest in all of Borrower's and each Guarantor's Personal Property pursuant to the terms of the Security Agreement and such other documents or agreements required by Administrative Agent, (b) a first and prior collateral assignment by the Parent Companies of all of the partnership interests in Monarch Dental and MacGregor Dental pursuant to the terms of the Collateral Assignment of Partnership Interests and such other documents or agreements required by Administrative Agent, and (c) a first and prior security interest in all of the shares of stock of the Subsidiaries of Borrower pursuant to the terms of the Pledge Agreement and such other documents or agreements required by Administrative Agent.

                                   ARTICLE IV

                             CONDITIONS TO FUNDING

         SECTION 4.1. Conditions To Initial Advance or Letter of Credit. The obligation of Lenders to fund the initial Advance or the Issuing Lender to issue any Letter of Credit, whichever is first, as provided herein is subject to the satisfaction of the following conditions and requirements:



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 34

                  (a) receipt by Administrative Agent of (i) this Agreement, properly executed by Borrower, and (ii) evidence acceptable to Administrative Agent that Borrower has paid all fees and expenses required to be paid by Borrower as of the date of such Advance or issuance;

                  (b) receipt by each Lender of its Note, properly executed by Borrower;

                  (c) receipt by Administrative Agent of an opinion of counsel for Borrower and Guarantors, opining as to the due organization and existence of Borrower and Guarantors, the enforceability of each of the Loan Documents, compliance by Borrower and Guarantors with the Dental Practices Laws, the Fraud and Abuse Laws, and such other applicable Laws as Lenders may require, and such other matters as Administrative Agent may reasonably request, in form and substance satisfactory to Administrative Agent;

                  (d) receipt by Administrative Agent of all resolutions, certificates or documents it may reasonably request relating to the formation, existence and good standing of Borrower and each Guarantor, on the date hereof, partnership and corporate authority for the execution and validity of this Agreement and the other Loan Documents from, as applicable, Borrower and each Guarantor, and any other matters relevant to this Agreement, all in form and substance satisfactory to Administrative Agent, which resolutions, certificates and documents shall include, without limitation, (i) the limited partnership agreements and certificates of limited partnership for Monarch and MacGregor,
(ii) the articles of incorporation and bylaws of each Guarantor, each Professional Corporation and Borrower, (iii) certificates of the partners of Monarch and MacGregor and resolutions of the board of directors of each Guarantor and Borrower authorizing the execution of the Loan Documents on behalf of such Person, (iv) certificates of incumbency for the officers of Borrower and each Guarantor, and (v) certificates of existence and good standing issued by the state of organization of Borrower and each Guarantor, and from the appropriate governmental authority of each state in which any such party is required by applicable law to be qualified;

                  (e) filing officer certificates (or commercial reports similar thereto, if satisfactory to Administrative Agent) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements, and other evidence satisfactory to Administrative Agent that there are no Liens on any assets of Borrower or Guarantors, except Permitted Encumbrances and those identified in Section 7.8;

                  (f) satisfaction of all conditions contained in Sections 4.2 and 4.3 if an Advance is being made, or satisfaction of all conditions contained in Section 4.4 if a Letter of Credit is being issued; and

                  (g) all other documents, instruments, certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 35

All the documents, instruments, certificates, information, evidences and opinions referred to in this Section 4.1 shall be delivered to Administrative Agent (unless Administrative Agent has waived delivery) no later than the Closing Date, and Lenders shall not be bound by or obligated hereunder until Administrative Agent has received all such items.

         SECTION 4.2. Conditions To All Advances. The obligation of Lenders to fund any Advance as provided herein is subject to the satisfaction by Borrower of the following conditions and requirements:

                  (a) receipt by Administrative Agent of a Request for Advance;

                  (b) immediately before and after giving effect to such Advance, no Default shall have occurred and be continuing and the making of such Advance shall not cause a Default;

                  (c) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

                  (d) such other information and documentation as Administrative Agent shall reasonably deem necessary in connection with the funding of such Advance.

         SECTION 4.3. Conditions To Particular Advances. In addition to the conditions to each Advance set forth in Section 4.2, the obligation of Lenders to fund any Advance which after giving effect to such Advance will cause the aggregate amount of Advances outstanding under the Credit Facility to exceed $10,000,000 is conditioned upon the receipt by Administrative Agent of evidence that Borrower has hedged the interest rate expense for not less than thirty-three percent (33%) of the amount outstanding under the Credit Facility pursuant to an Interest Hedge Agreement acceptable to Administrative Agent; provided, that, after Borrower has delivered to Administrative Agent the initial Interest Hedge Agreement required by this Section, Borrower shall only be required to enter into a new Interest Hedge Agreement at such time as the difference between (a) the amount outstanding after giving effect to the then current Request for Advance, less (b) the amount outstanding at the time Borrower entered into the current Interest Hedge Agreement, is equal to or in excess of $3,000,000.00.

         SECTION 4.4. Conditions to Letters of Credit. The obligation of the Issuing Lender to issue any Letter of Credit as provided herein is subject to the satisfaction by Borrower of the following conditions and requirements:

                  (a) timely receipt by the Issuing Lender of a fully completed LOC Application;



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 36

                  (b) timely receipt by Administrative Agent of a Request for Advance;

                  (c) immediately before and after the issuance of such Letter of Credit, no Default shall have occurred and be continuing and the issuance of any Letter of Credit shall not cause a Default;

                  (d) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of issuance of such Letter of Credit, except that all representations and warranties that speak as of a particular date shall only be required on the date of issuance of each such Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

                  (e) timely receipt by Administrative Agent (on behalf of Lenders) of the Letter of Credit Fee and (on behalf of the Issuing Lender) of the usual and customary administrative fees charged by the Issuing Lender for the issuance of letters of credit; and

                  (f) such other information and documentation as Administrative Agent or the Issuing Lender shall reasonably deem necessary in connection with the issuance of such Letter of Credit.

         SECTION 4.5. Conditions To Advances for Permitted Acquisitions. The obligation of Lenders to fund any Advance for Permitted Acquisitions as provided herein is subject to the satisfaction by Borrower of the following conditions and requirements:

                  (a) receipt by Administrative Agent of audited financial statements of the entity or entities to be acquired or holding the assets which are to be acquired (collectively, the "Target") not more than one hundred twenty
(120) days after the date of such Advance, provided, that if Borrower is subject to the rules and regulations of the Securities and Exchange Commission, and such rules and regulations would not require Borrower to obtain audited financial statements, then Borrower shall be required to obtain and deliver to Administrative Agent information as shall be required by Administrative Agent;

                  (b) performance of due diligence review acceptable to Lenders of the Target's books, records, contracts, preferred/common stock agreements, employment contracts, any regulatory filings and the applicable stock or asset purchase agreements;

                  (c) receipt by Administrative Agent of all information required by Lenders in connection with subparagraph (b) above not less than ten
(10) Business Days prior to the funding of such Advance;



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 37

                  (d) receipt by Administrative Agent of evidence satisfactory to Administrative Agent of pro forma compliance with Sections 7.1 through 7.5 certified by an Authorized Officer of Borrower (Target Company EBITDA shall be verified by an independent certified public accountant or other Person, as approved by Lender, if the Total Acquisition Price exceeds $10,000,000.00);

                  (e) immediately before and after giving effect to such Advance, no Default shall have occurred and be continuing and the making of such Advance shall not cause a Default;

                  (f) satisfaction of all conditions contained in Sections 4.2 and 4.3 if an Advance is being made, or satisfaction of all conditions contained in Section 4.4 if a Letter of Credit is being issued;

                  (g) on the date of such Permitted Acquisition, receipt by Administrative Agent of a guaranty agreement satisfactory to Administrative Agent in all respects, executed by each new Subsidiary of Borrower evidencing an unconditional guaranty of payment of the Obligations;

                  (h) on the date of such Permitted Acquisition, receipt by Administrative Agent of a modification to the contribution and indemnification agreement previously executed by existing Guarantors, satisfactory to Administrative Agent in all respects, executed by each new Subsidiary of Borrower and all Guarantors as of the date of such modification;

                  (i) on the date of such Permitted Acquisition, receipt by Administrative Agent of a modification to the Pledge Agreement or Collateral Assignment of Partnership Interests, as applicable;

                  (j) on the date of such Permitted Acquisition, receipt by Administrative Agent of a modification to the Security Agreement;

                  (k) on the date of such Permitted Acquisition, a copy of any promissory note executed by Borrower as a part of the Total Acquisition Price which promissory note shall be subordinate in all respects to the Notes and the Obligations (such subordination to be in form and substance satisfactory to Administrative Agent);

                  (l) such other information and documentation as Administrative Agent shall reasonably deem necessary in connection with the funding of such Advance (which information shall include, without limitation, any additional Management Services Agreement, Succession Agreement, and landlord lien waivers and consents not previously received by Administrative Agent); and

                  (m) all other documents, instruments, certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 38

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

               Borrower represents and warrants to Lenders that:

         SECTION 5.1. Existence and Power of Borrower and Guarantors. (a) Each of Monarch Dental and MacGregor Dental (i) is a limited partnership duly organized and existing under the laws of the State of Texas and is or will be qualified under the laws of each state where such qualification is necessary for it to conduct its business; and (ii) has all power and authority under its partnership agreement and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a Material Adverse Effect.

                  (b) Each Borrower and Guarantor, other than Monarch Dental and MacGregor Dental, (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is or will be qualified and in good standing under the laws of each state where such qualification is necessary for such Person to conduct its business; and (ii) has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a Material Adverse Effect.

         SECTION 5.2. Organization. Borrower owns free and clear all of the common stock and preferred stock, if any, of the Guarantors (other than Monarch Dental and MacGregor Dental), and all of such stock has been collaterally assigned to Administrative Agent (on behalf of Lenders) pursuant to the Pledge Agreement. The Parent Companies own free and clear all of the partnership interests (both general and limited) of Monarch Dental and MacGregor Dental, and all of such partnership interests have been collaterally assigned to Administrative Agent (on behalf of Lenders) pursuant to the Collateral Assignment of Partnership Interests. Other than the ownership by the Parent Companies of the partnership interests of Monarch Dental and MacGregor Dental, Guarantors have no Subsidiaries.

         SECTION 5.3. Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the LOC Applications and the other Loan Documents by Borrower and each Guarantor, as applicable, (a) are within Borrower's and each Guarantor's partnership or corporate powers, (b) have been duly authorized by all necessary action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) to the knowledge of Borrower and each Guarantor, do not contravene, or constitute a default under, (i) any certificate of incorporation, bylaws or agreement of limited partnership of Borrower or any Guarantor, as appropriate, or (ii) of applicable law or regulation or any agreement, judgment,



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 39 injunction, order, decree or other instrument binding upon Borrower or any Guarantor or result in the creation or imposition of any Lien on any asset of Borrower or any Guarantor, except where such failure would not have a Material Adverse Effect.

         SECTION 5.4. Enforceable Obligations. This Agreement, the Notes, the LOC Applications and the other Loan Documents each constitutes a valid and binding agreement of Borrower and each Guarantor which are parties thereto, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 5.5. Financial Information.

                  (a) The current financial statements of Borrower and Guarantors and all the other financial reports and information of Borrower and Guarantors that have been delivered to Lenders are true and correct in all material respects as of the date of such current financial statements and other reports and information.

                  (b) Except as disclosed in writing to Lenders prior to the Closing Date, since the later of June 30, 1999, or the date of the most recent quarterly financial statements delivered to Administrative Agent, there has been no material adverse change in the business, financial position or results of operations of Borrower and Guarantors; and, there exists no condition, event or occurrence that could reasonably be expected to result in a material adverse change in the business, financial position or results of operations of Borrower and Guarantors taken as a whole.

         SECTION 5.6. Litigation. Except as set forth in Schedule IV or as otherwise disclosed to Administrative Agent, there is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting Borrower, the Guarantors or the Providers before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of any of Borrower, Guarantors or the Providers or which could in any manner draw into question the validity of the Loan Documents.

         SECTION 5.7. ERISA.

                  (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could have a Material Adverse Effect.

                  (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, exists; (ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 40 such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount;
(iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred other than a reportable event with respect to which the 30-day notice requirement has been waived by regulation; (iv) no uncorrected prohibited transactions (within the meaning of Section 4975 of the Code) exist which could have a Material Adverse Effect and for which there exists no statutory or regulatory exception; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability; and (vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.

                  (c) As of the date hereof, neither Borrower, nor any Guarantor has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

         SECTION 5.8. Taxes and Filing of Tax Returns. Borrower and each Guarantor has filed all material tax returns required to have been filed and has paid or has made adequate provision for payment of all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a Material Adverse Effect. Borrower has no knowledge of any proposed Tax assessment against Borrower or any Guarantor other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all Tax liabilities of Borrower and each Guarantor is adequately provided for. No income tax liability of Borrower or any Guarantor has been asserted by the Internal Revenue Service for Taxes in excess of those already paid, the payment of which would have a Material Adverse Effect.

         SECTION 5.9. Ownership or Lease of Assets. Borrower and Guarantors have good title to all of their assets. Borrower and Guarantors own or lease all of the assets necessary to satisfy their obligations under their respective Management Services Agreements and to enable the Providers to continue their businesses as conducted prior to any connection of such Provider with Borrower. Borrower's only material assets are shares of stock of it Subsidiaries, and the Parent Companies' only material assets are the partnership interests of Monarch Dental and MacGregor Dental. There is no Lien on Borrower's or any Guarantor's assets other than the Permitted Encumbrances and Liens described in Section 7.8, and the execution, delivery, performance or observance of the Loan Documents will not require or result in the creation of any other Lien on Borrower's or any Guarantor's assets.

         SECTION 5.10. Business; Compliance. Borrower and each Guarantor has performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 41 of its assets are bound and which, if any such Person were to fail to perform or abide by, such failure would have a Material Adverse Effect.

         SECTION 5.11. Compliance with Law. The business and operations of Borrower and each Guarantor have been and are being conducted in accordance with all applicable Laws, rules and regulations of all Governmental Authorities (including, without limitation, all Dental Practice Laws and Fraud and Abuse
Laws), other than violations which would not (either individually or collectively) have a Material Adverse Effect.

         SECTION 5.12. Full Disclosure. All information heretofore furnished by Borrower and each Guarantor (or any other party on Borrower's behalf) to Administrative Agent and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower or any Guarantor to Administrative Agent and any Lender will be, true and accurate in every material respect and shall be, to the best of the knowledge and belief of the party furnishing such information, without material omission. Other than general industry trends which are not specific to Borrower, Borrower and each Guarantor have, to the best of their knowledge, disclosed to Administrative Agent in writing any and all facts which might reasonably be expected to materially and adversely affect the business, operations, prospects or condition, financial or otherwise, of Borrower, Guarantors or Providers taken as a whole, or the ability of Borrower or any Guarantor to perform its obligations under this Agreement or the other Loan Documents.

         SECTION 5.13. Environmental Matters. Except as disclosed on Schedule
VI or as otherwise disclosed to Administrative Agent, Borrower (i) does not know of any environmental condition or circumstance, such as the presence of any hazardous substance (as defined in Section 6.7), adversely affecting the properties or operation of Borrower and Guarantors, (ii) has not received any report of a violation by Borrower or any Guarantor of any Applicable Environmental Law, or (iii) does not know that Borrower or any Guarantor is under any obligation to remedy any violation of any Applicable Environmental Law.

         SECTION 5.14. Purpose of Credit. Borrower will use the proceeds of the Credit Facility for the purposes stated in Section 2.1 hereof. No part of the proceeds of the Credit Facility will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. Borrower will not, directly or indirectly, use any of the proceeds of the Credit Facility for the purpose of purchasing or carrying, or retiring any Debt which was originally incurred to purchase or carry, any "margin stock" as defined in the Margin Regulations, or to purchase or carry any "security that is publicly-held" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action which would involve a violation of such Margin Regulations or any other regulation of such Board of Governors. Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 42

         SECTION 5.15. Governmental Regulations. Neither Borrower nor any Guarantor is subject to regulation under (a) the Investment Advisers Act of 1940, as amended, (b) the Investment Company Act of 1940, as amended, (c) the Public Utility Borrower Act of 1935, as amended, (d) any Margin Regulations, or
(e) any other Law, rule or regulation which regulates the incurrence of Debt.

         SECTION 5.16. Indebtedness. As of the Closing Date, neither Borrower, nor any Guarantor is an obligor on any Debt other than Debt permitted by Section 7.6.

         SECTION 5.17. Insurance. Borrower and each Guarantor maintains with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses.

         SECTION 5.18. Solvency. As of the Closing Date (a) the aggregate fair market value of Borrower's and its Subsidiaries' assets, on a consolidated basis, exceeds the aggregate amount of Borrower's and its Subsidiaries' Debts (whether contingent, subordinated, unmatured, unliquidated, or otherwise), on a consolidated basis, (b) Borrower and its Subsidiaries, on a consolidated basis, have sufficient cash flow to enable them to pay their Debts as they mature, and
(c) Borrower and its Subsidiaries, on a consolidated basis, have a reasonable amount of capital to conduct their business as presently contemplated.

         SECTION 5.19. Providers Compliance with Dental Practice Laws and Fraud and Abuse Laws. Without limiting any other provision of this Agreement, Borrower has no knowledge that any Provider is in violation of any Dental Practice Law or any Fraud and Abuse Law other than violations which would not (either individually or collectively) have a Material Adverse Effect.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as Lenders' commitment to make Advances under the Credit Facility remains in effect, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

         SECTION 6.1. Information From Borrower. Borrower will deliver, or cause to be delivered, to Administrative Agent on behalf of Lenders:

                  (a) As soon as available and in any event within one hundred twenty (120) days after the end of Borrower's Fiscal Year, (i) consolidated and consolidating financial statements of Borrower (such financial statements shall include, without limitation, a balance



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 43 sheet of Borrower as of the end of such Fiscal Year and the related statements of income and cash flow for such Fiscal Year), setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by such Person in accordance with GAAP and audited with an unqualified opinion issued by a nationally recognized independent public accounting firm reasonably acceptable to Administrative Agent, (ii) a copy of the opinion issued by such accounting firm, and (iii) a copy of any management letter issued by such accounting firm.

                  (b) As soon as available and in any event within forty-five
(45) days after the end of each calendar quarter, a consolidated and consolidating balance sheet and related statement of income of Borrower as of the end of such quarter and year-to-date, all certified by the chief financial officer or the chief accounting officer of such Person as to fairness of presentation and as to whether such financial statements fairly reflect the financial condition of such Person as of the date of delivery thereof, subject to year-end adjustments. Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in Section 6.1(a).

                  (c) As soon as available and in any event within thirty (30) days after the end of each calendar month, a consolidated balance sheet and related statement of income of Borrower as of the end of such month, certified by the chief financial officer or chief accounting officer of such Person. Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in Section 6.1(a).

                  (d) Simultaneously with the delivery of each set of financial statements referred to in Sections 6.1(a) and (b) and each Request for Advance, a certificate of an Authorized Officer of Borrower, (i) setting forth in reasonable detail the calculations required to establish compliance with the requirements of Sections 7.1 through and including Section 7.7, on the date of such financial statements, (ii) attesting to compliance with the terms of the Loan Documents, and (iii) with respect only to the financial statements delivered pursuant to Sections 6.1(a) and (b), stating, to the best of such Authorized Officer's knowledge and belief, whether or not such financial statements fairly reflect in all material respects the financial condition of Borrower and results of Borrower's operations as of the date of the delivery of such financial statements.

                  (e) As soon as available and in any event within sixty (60) days after the end of each Fiscal Year, Borrower shall provide financial projections (including, but not limited to, a capital expenditure budget) for the ensuing fiscal year for Borrower, in form reasonably satisfactory to Administrative Agent. Borrower shall provide updated projections with each





SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 44

Acquisition for which Borrower may request an Advance and shall obtain approval of Lenders for all Permitted Acquisitions.

                  (f) As soon as available and in any event within thirty (30) days after the end of each Fiscal Year, Borrower's operating lease schedule.

                  (g) As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, copies of all existing significant dental health maintenance organization contracts involving Borrower or the Providers with quarterly updates for new contracts and/or changes to existing contracts to be delivered within sixty (60) days following the execution of such new contract or change to existing contract. For purposes of this provision, a dental health maintenance organization contract shall be significant if such contract generates revenues for Borrower in excess of $5,000,000.00 annually.

                  (h) Immediately upon an Authorized Officer becoming aware of the occurrence of any Default, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower is taking or propose to take with respect thereto.

                  (i) Prompt notification of (i) any material adverse change in the financial condition of Borrower or any Guarantor, including, without limitation, the occurrence of any litigation which could reasonably be expected to have a Material Adverse Effect, or (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by Borrower or any Guarantor, or any default under any indenture, mortgage, agreement, contract or other instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any properties of Borrower or any Guarantor is bound, if such default or acceleration might have a Material Adverse Effect. Nothing contained in this Section 6.1(i) shall be deemed a waiver or modification in any manner of any restrictions on the right of Borrower or any Guarantor to incur Debt or encumber its Assets contained in this Agreement or in any of the Loan Documents.

                  (j) In connection with each Acquisition, (i) an unconditional guaranty of the Obligations by each new Subsidiary of Borrower in form and substance acceptable to Administrative Agent, (ii) a contribution and indemnification agreement in form and substance acceptable to Administrative Agent, executed by each new Subsidiary and the Guarantors, (iii) the stock certificates of each new Subsidiary, (iv) blank stock powers for each such stock certificate, (v) a modification to the Security Agreement which adds each new Subsidiary as a debtor thereunder, (vi) a modification to the Pledge Agreement,
(vii) a copy of any Management Services Agreement, (viii) a copy of any Succession Agreement, (ix) landlord lien waivers and consents as requested by Administrative Agent, and (x) evidence satisfactory to Administrative Agent that any promissory note executed by Borrower as a part of the consideration for such Acquisition, is subordinate in all respects to the Notes and the Obligations (such subordination to be in form and substance satisfactory to Administrative Agent).



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 45

                  (k) From time to time such additional information regarding the financial position or business of Borrower or any Guarantor as Administrative Agent, at the request of any Lender, may reasonably request, including, without limitation, information concerning the insurance being maintained by Borrower and Guarantors.

         SECTION 6.2. Business of Borrower. The primary businesses of Borrower are, and Borrower covenants that they shall remain, the providing of comprehensive management and related administrative services to the dental practices pursuant to the Management Services Agreements and the ownership and maintenance of assets related thereto.

         SECTION 6.3. Right of Inspection. Borrower will permit Administrative Agent or any Lender, or any officer, employee or Administrative Agent of any such party, to visit and inspect any of the assets of Borrower, examine the books of record and accounts of Borrower, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with the respective officers, accountants and auditors of Borrower, all at such reasonable times and as often as Administrative Agent or any Lender may reasonably require and, prior to the occurrence of an Event of Default, at the expense of Administrative Agent or such Lender.

         SECTION 6.4. Maintenance of Insurance. (a) Borrower and each Guarantor will at all times maintain or cause to be maintained insurance covering its respective risks as are customarily carried by businesses similarly situated including, without limitation, the following: (i) workmen's compensation insurance; (ii) comprehensive general public liability and property damage insurance in respect of all activities in which such Person might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (iii) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and (iv) comprehensive automobile liability insurance. Borrower and each Guarantor shall maintain coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by businesses similarly situated.

                  (b) Borrower and each Guarantor shall maintain insurance for claims, however characterized, against them in connection with the provision of dental services by Providers and/or ancillary services covered by the Management Services Agreements, in an amount determined by Borrower and approved by Administrative Agent, which insurance shall name Administrative Agent as an additional insured. Borrower shall further cause each Provider to maintain dental malpractice insurance of an amount which usual and customary in the dental industry.

         SECTION 6.5. Payment of Taxes, Impositions and Claims. Borrower and each Guarantor shall pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, and all Impositions not later than the due date thereof, or before any material penalty or interest may accrue thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets;





SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 46 provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of such Person are subject to levy or execution, (ii) such Person, as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) Borrower has notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent, and, provided further, that the applicable Person shall pay any such Tax, Imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any lien against any of such Person's Assets.

         SECTION 6.6. Compliance with Laws and Documents. Borrower shall at all times observe and comply, and cause each Guarantor to observe and comply, with all Laws (including but not limited to, the Dental Practice Laws and Fraud and Abuse Laws), limited partnership agreements, articles of incorporation and bylaws of Borrower and each Guarantor, as appropriate, and any other agreement to which Borrower or any Guarantor is a party, unless its failure to so comply alone or in the aggregate would not have a Material Adverse Effect. Borrower and each Guarantor shall maintain all certificates, franchises, permits, licenses, and authorizations necessary to the conduct of its business or the operation of its properties, except when the failure to maintain such items would not have a Material Adverse Effect. Borrower and each Guarantor shall use its best efforts to assure the compliance by all Providers with all applicable Laws, including, but not limited to, Dental Practice Laws and Fraud and Abuse Laws, relating to their providing of professional services, except for those which, if violated and full penalties were imposed for such violation, would not cause a Material Adverse Effect.

         SECTION 6.7. Environmental Law Compliance and Indemnity. Borrower agrees to promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower to comply with Applicable Environmental Laws affecting Borrower. Borrower hereby indemnifies and agrees to defend and hold Administrative Agent and each Lender and its successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Administrative Agent or any Lender at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Notes and expiration of the Letters of Credit, by reason of, arising out of or related in any way to Administrative Agent's and Lenders' entering into this Agreement and the transactions herein contemplated, INCLUDING MATTERS ARISING OUT OF THE ORDINARY NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (WHETHER SOLE, CONTRIBUTORY OR COMPARATIVE), BUT EXCLUDING MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ADMINISTRATIVE AGENT OR ANY LENDER. It shall not be a defense to the covenant of Borrower to indemnify that the act,


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 47 omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance," "release," "solid waste," or "disposed" which is broader than that specified in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "Applicable Environmental Law" shall mean and include the singular, and "Applicable Environmental Laws" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting Borrower pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any property of Borrower or impose any liability on Administrative Agent or any Lender related to asbestos or other hazardous wastes in any property of Borrower. The provisions of this Section 6.7 shall survive the repayment of the Notes and expiration of the Letters of Credit. In the event of the transfer of the Notes or any portion thereof, each Lender or any prior holder of the Notes and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Notes.

         SECTION 6.8. Covenant Compliance. Borrower and each Guarantor shall perform and comply with all covenants, obligations and agreements contained in this Agreement and in the Loan Documents applicable to such Person.

         SECTION 6.9. Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Administrative Agent may reasonably request and in form reasonably acceptable to Administrative Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

         SECTION 6.10. Additional Documents. Borrower shall execute and deliver or cause to be executed and delivered to Administrative Agent upon Administrative Agent's reasonable request such other and further instruments or documents as in the judgment of Administrative Agent may be reasonably required to better effectuate the transactions contemplated herein or to conform,



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 48 create, evidence, perfect, preserve or maintain the Lenders' rights hereunder or under the Loan Documents.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that without the prior written consent of the Required Lenders, so long as Lenders' commitment to make Advances under the Credit Facility remains in effect, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

         SECTION 7.1. Consolidated Funded Debt to Consolidated Capitalization. As of the end of any calendar quarter, Borrower shall not permit the ratio of Consolidated Funded Debt to Consolidated Capitalization to be (a) prior to and including March 31, 2000, more than 0.63 to 1.00, (b) from April 1, 2000 through and including December 31, 2000, more than 0.61 to 1.00, and (c) thereafter, more than 0.55 to 1.00.

         SECTION 7.2. Consolidated Funded Debt to Consolidated EBITDA. As of the end of any calendar quarter, Borrower shall not permit the ratio of Consolidated Funded Debt to Consolidated EBITDA for the immediately preceding twelve months to be (a) prior to and including December 31, 1999, more than 4.00 to 1.00, and (b) thereafter, more than 3.75 to 1.00.

         SECTION 7.3. Coverage Ratio. Borrower shall not permit the Fixed
Charge Coverage Ratio to be, as of the end of any calendar quarter, (i) prior to and including December 30, 1999, less than 1.10 to 1.00, and (ii) from December 31, 1999 through and including March 30, 2000, less than 1.25 to 1.00. From and after March 31, 2000, as of the end of any calendar quarter, Borrower shall not permit the Hypothetical Fixed Charge Coverage Ratio to be less than 1.10 to 1.00.

         SECTION 7.4. Minimum Consolidated Net Worth. As of the end of any calendar year, Borrower shall maintain a Consolidated Net Worth of an amount equal to the sum of (i) $41,000,000.00, plus (ii) the net proceeds of any equity offering by Borrower which occurs subsequent to January 1, 1998, plus (iii) seventy-five percent (75%) of Consolidated Net Income for the period from January 1, 1998, through the date of determination (provided, that, for purposes of calculating Consolidated Net Income under this Section 7.4, in no event shall the Consolidated Net Income for any calendar year be less than zero), plus (iv) the value of all equity securities issued to dentists or other investors in connection with an Acquisition consummated after January 1, 1998.

         SECTION 7.5. Consolidated Senior Funded Debt to Consolidated EBITDA. As of the end of any calendar quarter, Borrower shall not permit the ratio of Consolidated Senior Funded Debt to Consolidated EBITDA for the immediately preceding twelve months to be (a) prior to





SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 49 the earlier of (i) October 1, 1999 or (ii) the closing of the Required Institutional Debt (such date, the "Ratio Reduction Date"), more than 4.00 to 1.00, (b) for the period from the Ratio Reduction Date through and including December 30, 1999, more than 3.50 to 1.00, (c) for the period from December 31, 1999 through and including March 31, 2000, more than 3.25 to 1.00, (d) for the period from April 1, 2000 through and including December 31, 2000, more than
3.00 to 1.00 and (e) thereafter, more than 2.50 to 1.00; provided that the Target Company EBITDA attributable to any Acquisition, for purposes of calculating Consolidated EBITDA, shall, for the twelve (12) month period commencing on the Acquisition Date, be computed by annualizing the actual Target Company EBITDA for the period since the Acquisition Date.

         SECTION 7.6. Limitation on Debt. Neither Borrower nor any Guarantor shall incur any Debt, except for (a) the Obligations, (b) trade payables incurred in the ordinary course of business, (c) the Debt described on Schedule III hereto, (d) Debt in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which Borrower or Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, and (iii) endorsements made in connection with the deposits of items for credit or collection in the ordinary course of business, (e) Debt of a Person outstanding prior to the date on which such Person was acquired by Borrower as a subsidiary, and not incurred in contemplation thereof, provided, that in no event shall the aggregate of all such Debt exceed $2,000,000.00, (f) capitalized lease obligations related to capital expenditures made by Borrower as permitted by Section 7.19 hereof (and so long as such capitalized lease obligations do not cause Borrower to be in violation of any other covenant of this Agreement), (g) Subordinate Acquisition Debt, (h) Permitted Institutional Debt, provided that, (1) the amount of the Permitted Senior Institutional Debt outstanding at any time cannot exceed the lesser of 70% of the aggregate amount of Permitted Institutional Debt outstanding at the time of determination or $17,500,000.00, (2) the amount of Permitted Subordinate Institutional Debt outstanding at any time cannot be less than $7,500,000.00, and (3) the issuance of said Permitted Institutional Debt would otherwise be permitted by the other terms and conditions of the Credit Facility, (i) the Short Term Debt in existence on the date of the execution of this Agreement (Lenders hereby agreeing that (1) Administrative Agent shall be entitled to execute on behalf of Lenders any documents or agreements approved by Administrative Agent acknowledging that the Short Term Debt is included in the Obligations and secured by the Collateral, subject, however, to the provisions of Section 9.6 hereof and (2) all or any portion of the proceeds of the Permitted Institutional Debt shall be used to repay the Short Term Debt and then to pay down the Credit Facility), and (j) refinancings, renewals or extensions of the Debt permitted under the foregoing clauses provided that such refinancings, renewals or extensions do not result in an increase in the aggregate unpaid principal amount of the Debt so refinanced, renewed or extended.

         SECTION 7.7. Limitation on Sale of Properties. Neither Borrower nor any Guarantor shall sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights,




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 50 assets or business, whether now owned or hereafter acquired, except (a) in the ordinary course of its business, (b) obsolete or worn out property, or equipment sold in contemplation of the acquisition of replacement equipment of at least equal value or utility, and (c) the sale or other disposition of any property other than as described above, provided that the aggregate book value of all assets so sold or disposed of in any Fiscal Year shall not exceed $250,000.00.

         SECTION 7.8. Limitations on Liens. Neither Borrower nor any Guarantor shall create, incur, assume or suffer to exist any Lien upon any of its assets other than (a) the Permitted Encumbrances, (b) Liens existing as of the Closing Date and described in Schedule V, (c) Liens existing on any asset prior to the acquisition thereof by Borrower or any Guarantor and not created in contemplation of such acquisition, (d) Liens arising out of the refinancing, extension or renewal or refunding of any debt secured by any lien permitted under this Section 7.8, (e) Liens on security deposits with respect to leases of office space and other liens arising by operation of law or under leases to secure landlords or lessors, or under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented and the tangible property located thereon, (f) liens related to the capitalized lease obligations permitted in Section 7.6, and (g) Liens in favor of Administrative Agent and the Lenders.

         SECTION 7.9. Consolidations, Mergers, Acquisitions, Sales of Assets, and Maintenance.

                  (a) Except for Acquisitions specifically permitted by the terms of this Section 7.9, neither Borrower nor any Guarantor shall, without prior approval of Required Lenders, (a)consolidate or merge with or into any other Person, (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions, or
(c) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a Material Adverse Effect; provided, however, that Borrower or any Guarantor may merge with or into Borrower or any other Guarantor. Borrower shall not make any Acquisitions, other than Permitted Acquisitions, without the prior written consent of Required Lenders. In addition, Borrower shall not make any Permitted Acquisition if the Total Acquisition Price of such Permitted Acquisition, when added to the Total Acquisition Price of all Permitted Acquisitions consummated within the twelve
(12) month period immediately preceding the Acquisition Date of such Permitted Acquisition would exceed $30,000,000, without the prior written consent of Required Lenders (other than Minor Acquisitions in an aggregate amount not to exceed $10,000,000, which shall require only Administrative Agent's consent). Required Lenders' and Administrative Agent's consent as provided in this Section shall be predicated upon, among other things, receipt and approval of the items specified in Section 4.5, regardless of whether an Advance is requested in connection therewith.

                  (b) Notwithstanding anything contained in this Agreement (including, without limitation, the terms and conditions of subsection (a) above) during the pendency of any Short Term Debt and until the closing of the Required Institutional Debt and the application of the






SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 51 proceeds thereof in accordance with the terms of this Agreement, Borrower shall not make any Acquisition (regardless of whether such Acquisition would constitute a Permitted Acquisition) unless (i) Borrower has at least $4,000,000 of availability under the Credit Facility and/or any Short Term Debt (or a combination thereof), (ii) the cash portion of the Total Acquisition Consideration of such Acquisition, when added to the cash portion of the Total Acquisition Consideration of all Acquisitions consummated during the calendar quarter in which such Acquisition is consummated, does not exceed $350,000,
(iii) the Total Acquisition Price of such Acquisition is less than $2,000,000.00 and (iv) Target Company EBITDA for any such Acquisition must be greater than $1.00 . In any calendar quarter during which Borrower does not make Acquisitions where the cash portion of the Acquisition Consideration total $350,000, the difference may be carried forward to subsequent calendar quarters during that calendar year.

         SECTION 7.10. Investments. Neither Borrower, nor any Guarantor, shall directly or indirectly, make any Acquisitions or any loans, advances, extensions of credit or capital contributions to, make any investment in, or purchase any stock or securities of, or interest in, any Person, except for (a) Permitted Investments, (b) the ownership by Borrower of the stock of its Subsidiaries, (c) the ownership by the Parent Companies of the partnership interests of Monarch Dental and MacGregor Dental, (d) Acquisitions permitted hereunder or consented to by Administrative Agent and, if required, the Lenders, (e) investments in the form of loans, advances or other obligations owed by Borrower or any Guarantor to Borrower or any other Guarantor and (f) investments in the form of loans or advances made by Borrower or any Guarantor to any employee provided that such loans or advances do not exceed $50,000 outstanding to all employees at any time.

         SECTION 7.11. Distributions. Neither Borrower nor any Guarantor shall make or declare any Distributions until the Obligations have been paid in full except for payments in respect of redemptions or repurchases of Borrower's stock, provided that the maximum payments in respect thereof shall not exceed $500,000.00 in the aggregate.

         SECTION 7.12. Transactions with Affiliates. Except in connection with any Acquisition permitted hereunder or approved by Lenders, neither Borrower nor any Guarantor shall engage in any transaction with an Affiliate of Borrower or any Guarantor unless such transaction is generally as favorable to Borrower or such Guarantor as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

         SECTION 7.13. Employee Plans.

                  (a) Neither Borrower nor any Guarantor shall permit or suffer to exist any circumstances with respect to any Employee Plan that is likely to have a Material Adverse Effect. Borrower and each Guarantor shall use its best efforts to maintain and administer, and to cause each member of its Controlled Group (as that term is defined in the Code) to maintain and


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 52 administer, any Employee Plan in accordance with the applicable requirements of the Code and ERISA.

                  (b) With respect to any Pension Plan, neither Borrower nor any Guarantor shall (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist;
(ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than a reportable event with respect to which the 30-day notice requirement has been waived by regulation; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) for which there exists no statutory or regulatory exception to occur which has or could have a Material Adverse Effect; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

                  (c) Neither Borrower nor any Guarantor shall incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

         SECTION 7.14. Use Violations. Neither Borrower nor any Guarantor shall use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner which (a) violates any Legal Requirement unless such violation would not have a Material Adverse Effect, or
(b) makes void, voidable or cancelable any insurance then in force with respect thereto.

         SECTION 7.15. Fiscal Year and Accounting Methods. Neither Borrower nor any Guarantor will change its Fiscal Year or its method of accounting (other than changes as are concurred with by such Person's independent public accountants as being required by GAAP).

         SECTION 7.16. Governmental Regulations. Neither Borrower nor any Guarantor will conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended. Neither Borrower nor any Guarantor will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Borrower Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Debt.

         SECTION 7.17. Changes in Management. Neither Borrower nor any Guarantor shall voluntarily change its chief executive officer, chief financial officer, chief operating officer or president without giving Administrative Agent written notice of any such change within five (5) days of notifying the affected officer of such change.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 53

         SECTION 7.18. Repurchase of Stock. Neither Borrower nor any Guarantor shall purchase any of the stock of any of the Guarantors or Borrower in excess of $500,000.00 in the aggregate during the term of the Credit Facility without prior notice to and approval of Lenders.

         SECTION 7.19. Capital Expenditures. Neither Borrower nor any Guarantor shall make any capital expenditure if the aggregate capital expenditures made by Borrower and Guarantors during the immediately preceding four (4) calendar quarters exceeds the product of (i) nine percent (9%), times (ii) gross revenues for Borrower and the Guarantors on a consolidated basis (calculated in accordance with GAAP) for such four (4) calendar quarter period.


                                  ARTICLE VIII

                             DEFAULTS AND REMEDIES

         SECTION 8.1. Events of Default. The term "Event of Default" as used in this Agreement, shall mean any one of the following:

                  (a) The failure of Borrower to pay when due any principal of or interest on the Notes, or any fees, charges or any other amounts payable to Administrative Agent or any Lender hereunder or under any of the Notes or other Loan Documents. Administrative Agent shall endeavor to give Borrower notice that an Event of Default has occurred under this Section 8.1(a), but the failure of Administrative Agent to give such notice shall not (i) affect the validity of such Event of Default, (ii) give rise to any liability of Administrative Agent or any Lender to Borrower or any other Person, or (iii) give rise to any rights, remedies, defenses or offsets to Borrower's obligations or Administrative Agent's or any Lender's rights under this Agreement or any Loan Document.;

                  (b) The failure, refusal or neglect of Borrower to observe, perform or comply with any covenant or agreement contained in Section 6.10 or
Article VII other than Sections 7.12 and 7.13 (which are covered by Section 8.1(c));

                  (c) The failure, refusal or neglect of Borrower to properly observe, perform or comply with any covenant, agreement or obligation contained in this Agreement, or any of the other Loan Documents [other than those covered by Sections 8.1(a) and (b)] and the continuation of such failure, refusal or neglect for twenty (20) days after written notice thereof has been given to Borrower by Administrative Agent or a representative of Administrative Agent;

                  (d) Any representation, warranty, certification or statement made by Borrower (either for itself or for any other Person) in this Agreement or by Borrower or any other Person on behalf of Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been untrue in any material respect when made or deemed to have been made;



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 54

                  (e) The occurrence of any event or condition which results in the acceleration of the maturity of any Debt in excess of $250,000 of Borrower or any Guarantor;

                  (f) The filing or commencement by Borrower or any Guarantor of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or Borrower or any Guarantor shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (g) The filing or commencement of an involuntary case or other proceeding against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Guarantor under the federal bankruptcy laws as now or hereafter in effect;

                  (h) The liquidation or dissolution of Borrower or any Guarantor;

                  (i) One or more judgments or orders for the payment of money aggregating in excess of $100,000.00 (net of insurance proceeds) shall be rendered against Borrower or any Guarantor and such judgment or order (A) other than the Atherton Judgment, which shall not be subject to the terms of this subsection (A), shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days, or (B) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order; or

                  (j) The occurrence of any action by any Governmental Authority that results in the revocation of the license or licenses of any Provider, if the gross revenues to Borrower arising from the affected Provider or Providers exceed ten percent (10%) of the immediately preceding fiscal year's aggregate payments made under the Management Services Agreements.

                  (k) The failure of Borrower to raise $25,000,000.00 in gross proceeds of Permitted Institutional Debt (the "Required Institutional Debt") and to use such proceeds to fully repay the Short Term Debt and reduce the balance of the Credit Facility on or before December 31, 1999.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 55

         It is understood and agreed by Borrower that any of the foregoing "Events of Default" shall constitute an Event of Default under each of the Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

         SECTION 8.2. Remedies. Upon the occurrence of an Event of Default, Administrative Agent shall have the right, at the direction and election of the Required Lenders, acting by or through any of its Administrative Agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, to exercise any or all of the following rights, remedies and recourses:

                  (a) Terminate the Credit Facility and declare the unpaid principal balance of each of the Notes, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (other than notice of the occurrence of an Event of Default sent by Administrative Agent or Lenders to Borrower simultaneously with such acceleration of the Obligations) (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement or presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any Loan Document, upon the occurrence of an Event of Default described in Section 8.1(f), or Section 8.1(g) by Borrower, the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon shall automatically be accelerated and immediately be due and payable in full, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower; provided, however, that if accelerated automatically pursuant to this sentence, the Notes and all such indebtedness may be reinstated at the option and upon the written approval of the each Lender.

                  (b) Sell or offer for sale the Collateral, or any part thereof, in such portions and order as Administrative Agent may determine in accordance with the provisions of the applicable Loan Documents and applicable Legal Requirements.

                  (c) Make application to a court of competent jurisdiction, as a matter of strict right and, except as otherwise provided by applicable Law, without notice to Borrower or any Guarantor or without regard to the adequacy of the Collateral for the payment of the Obligations, for the appointment of a receiver of the Collateral, or any part thereof, and to the extent permitted by applicable Law, Borrower does hereby irrevocably consent to such appointment.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 56

         Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to sell, dispose and otherwise deal with the Collateral, or any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from the Collateral in accordance with the provisions of Section 8.9 hereof.

                  (d) Exercise any and all other rights, remedies and recourses granted hereunder or under the Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

         SECTION 8.3. Rights of Set-Off.

                  (a) Borrower hereby expressly grants to Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to Borrower, in accordance with the provisions of this
Section 8.3. The rights of each Lender under this Section 8.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) which such Lender may have under law or by agreement.

                  (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower into which only funds of unrelated third-parties are deposited, and provided that Borrower has informed such Lender and Administrative Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 9.14 hereof, regardless of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured.

                  (c) Borrower agrees, to the fullest extent it may effectively do so under applicable Law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

         SECTION 8.4. Remedies Cumulative, Concurrent and Non-Exclusive. Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower or any Guarantor, or any others obligated under any of the Notes, or against any one or more of them, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 57 thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

         SECTION 8.5. No Conditions Precedent to Exercise Remedies. Borrower, Guarantors and any other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable Law, be relieved of such obligation by reason of (a) the failure of a trustee to comply with any request of Borrower or any Guarantor, or any other person so obligated to enforce any provisions of the Loan Documents, (b) the release, regardless of consideration, of any Person obligated with respect to the Obligations, or of the Collateral or any part thereof, or the additions of any Collateral in the future, and (c) any other act or occurrence, save and except the complete payment of the Obligations. Borrower waives any right to require Lenders to proceed against any other Person, exhaust any Collateral or pursue any other remedy in Lenders' power. All dealings between Borrower and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Borrower authorizes Lenders, without notice or demand and without any reservation of rights against Borrower and without affecting liability hereunder or on the Obligations, from time to time, to (i) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations or Collateral; (ii) take and hold any property as collateral, other than the Collateral, for the payment of any or all of the Obligations, and exchange, enforce, waive and release any or all of the Collateral or other property; and
(iii) after the occurrence of an Event of Default, apply the Collateral or other property and direct the order or manner of sale thereof in accordance with the terms of this Agreement and the other Loan Documents.

         SECTION 8.6. Release of and Resort to Collateral. The release or substitution of all or any part of the Collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Lenders' Liens or their status as first and prior Liens in and to any remaining Collateral. For payment and performance of the Obligations, Lenders may resort to any other security therefor held by a trustee in such order and manner as Required Lenders may elect.

         SECTION 8.7. Waivers. To the full extent permitted by Law, Borrower hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Borrower by virtue of any present or future law exempting the Collateral from attachment, levy or sale on execution or providing for the appraisement, evaluation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as specifically provided for herein, all notices of any Default or Event of Default or of any trustee's or Lenders' election to exercise or his or their actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshaling of assets with respect to the Notes or the Letters of Credit or any of the Collateral or any Debt of Borrower, or a sale in inverse order of alienation and (d) except as specifically provided for herein, any and all right to receive demand, grace,



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 58 notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

         SECTION 8.8. Discontinuance of Proceedings. In case Administrative Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Administrative Agent shall have the unqualified right to do so and, in such event, Borrower, Guarantor and Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, and otherwise, and the rights, remedies, recourses and powers of Administrative Agent and Lenders shall continue as if same had never been invoked.

         SECTION 8.9. Application of Proceeds. All payments on the Notes or the Letters of Credit received by any Lender during the existence of an Event of Default (unless otherwise elected by Lenders), and the proceeds of any sale or disposition of, and all proceeds generated by, the Collateral during the existence of an Event of Default and upon the exercise of Lenders' rights and remedies hereunder or under any of the Loan Documents, shall be applied by Lenders, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, as determined by the Required Lenders (provided that, as among themselves, Lenders agree that any such proceeds shall be applied as contemplated by Article IX hereof).

         SECTION 8.10. Power of Attorney. Borrower hereby irrevocably appoints Administrative Agent, acting for all the Lenders, as the true and lawful attorney of Borrower with full power of substitution for, and on behalf of Borrower, and in its name, upon the request and instruction of Borrower and in any event after the occurrence of an Event of Default, to take any action to preserve, maintain, protect or enforce the rights and interests of Borrower with respect to the Collateral, including, without limitation, to (i) enforce, cure any default or otherwise act with respect to any leases, service contracts, management or marketing contracts or any other agreements which are part of, pertain to or affect any of the Collateral, (ii) take all such action and to execute all such documents as Administrative Agent deems necessary or desirable to preserve or protect all Accounts included in the Collateral, and (iii) sue for, demand or collect any sums owing to Borrower under any Accounts or under leases or other agreements included in the Collateral. The power so vested in Administrative Agent under this Section 8.10 is one coupled with an interest and shall be irrevocable, except by written instrument executed jointly by Borrower and Administrative Agent and filed for record in the Office of the County Clerk of Dallas County, Texas. Notwithstanding the foregoing, Administrative Agent shall be under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any asset subject to the Lenders' Liens against any other Person, and Administrative Agent, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to Borrower or any other Person and without in any way affecting the Obligations or any other obligations of Borrower or any Guarantor to Lenders. Borrower agrees to reimburse Administrative Agent and Lenders upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees and collection costs, that Administrative Agent or any Lender may incur while acting as the





SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 59 attorney-in-fact of Borrower as provided hereunder (or pursuant to the attorney-in-fact herein created), all of which costs and expenses shall be included in the Obligations.

                                   ARTICLE IX

                      ADMINISTRATIVE AGENT AND THE LENDERS

         SECTION 9.1. Appointment and Authorization of Administrative Agent.

               (a) Each Lender hereby irrevocably appoints and authorizes Administrative Agent as its nominee and Administrative Agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to the Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, requests, documents and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender such Lender's Loan Percentage of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from the Lenders.

               (b) The obligations of Administrative Agent hereunder are only those expressly set forth herein. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for the Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and the Lenders and that Administrative Agent has no duties or responsibilities to the Lenders or Borrower except those expressly set forth herein. Without limiting the generality of the foregoing, Administrative Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Administrative Agent, Administrative Agent shall not cause or permit any modification of the Loan Documents or take other action relating to the Credit Facility specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Administrative Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this Article IX, shall be binding upon each of the Lenders.

               (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and any resignation by Administrative Agent hereunder shall not




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 60 impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

               (d) Administrative Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or any Guarantor, act as trustee or depositary for Borrower or any Guarantor or otherwise be engaged in other transactions with Borrower or any Guarantor and/or their Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of the Lenders specifically set forth in the Loan Documents, Administrative Agent shall not be responsible to account to the Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower or any Guarantor which are not contemplated or included in the Loan Documents (any present or future offset exercised by Administrative Agent in respect of such other activities), any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application according to its Loan Percentage thereof.

         SECTION 9.2. Possession of Instruments by Administrative Agent. Administrative Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Administrative Agent may take such actions in its name without the joinder of the Lenders, and each Borrower and Guarantor and all third parties shall be entitled to rely on the actions taken by Administrative Agent with respect to the execution by Administrative Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of the Lenders under the Loan Documents, and the same shall be binding upon all the Lenders as to any third party relying on such actions of Administrative Agent.

         SECTION 9.3. Expenses. Each Lender shall pay its Loan Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within thirty (30) days after incurred; provided that, and subject to the terms and conditions of Section 10.4, each Lender shall be entitled to receive its Loan Percentage of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 61

         SECTION 9.4. Delegation of Duties; Reliance; Consultation. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Administrative Agent, Lenders, and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Loan Percentage for all purposes until, subject to Section 10.10, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Loan Percentage or Participant therein until such notice is given and received), and (c) not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or Borrower. Administrative Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Administrative Agent, and shall not be liable for any action taken or omitted to be taken by Administrative Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all Lenders as a group unless otherwise specified by Administrative Agent.

         SECTION 9.5. Limitation of Administrative Agent's Liability.

                  (a) Neither Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from the Lenders with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall

SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 62

Administrative Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

               (c) Administrative Agent shall not be responsible in any manner to any Lender or any participant of a Lender for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of Borrower or Guarantors and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, or (iv) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower or any Guarantor. Each Lender jointly and severally agrees to indemnify Administrative Agent and hold it harmless from and against (but limited to such Lender's Loan Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Administrative Agent under the Loan Documents (PROVIDED THAT, ALTHOUGH ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS ORDINARY NEGLIGENCE [WHETHER SOLE, CONTRIBUTORY OR COMPARATIVE], ADMINISTRATIVE AGENT SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT).

               SECTION 9.6. Default. Upon the occurrence and continuance of a Default or an Event of Default, Administrative Agent shall make a recommendation to Lenders of any actions to be taken and each of the Lenders agrees to promptly confer in order that Lenders can consider such course of action or any other actions to be taken for the enforcement of the Rights of Lenders; provided that Administrative Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within sixty (60) days following Administrative Agent's initial recommendation, Administrative Agent shall thereafter take such action as Administrative Agent deems advisable to protect the Collateral. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrower or any Guarantor, Administrative Agent is acting for the account of each Lender to the extent of each Lender's Loan Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower or any Guarantor to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Loan Percentage. If Administrative Agent acquires any security for the Obligations or any guaranty of the Obligations, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Loan Percentage.


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 63

         Lenders agree, among themselves, that unless otherwise agreed to by Administrative Agent and the Required Lenders, all monies collected or received by Administrative Agent in respect of the security of the Credit Facility, directly or indirectly, shall be applied (a) to any fees owed to Administrative Agent pursuant to any other agreements between Borrower and Administrative Agent pertaining to the Credit Facility, to all costs of collection or maintenance of the Collateral, to repay outstanding Swingline Advances, and then to all fees, interest or principal of the Credit Facility and Short Term Debt on a pro rata basis, or as otherwise recommended by Administrative Agent and approved by all of the Lenders and (b) to the amounts owed to any Lender under any Interest Hedge Agreement, but only after payment in full of the outstanding principal and interest and other amounts under the Credit Facility (if Borrower has entered into an Interest Hedge Agreement with more than one Lender, the amounts distributed pursuant hereto shall be paid to such Lenders on a pro rata basis based upon each such Lender's estimated exposure as reasonably determined by such Lenders).

         SECTION 9.7. Lenders' Decision. Lenders agree as among themselves that any decisions or elections to be made by Lenders (and not Administrative Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where a specific different number or percentage of Lenders is expressly required under this Agreement or any other Loan Documents (use of the terms "Lenders" in any of the Loan Documents, without an express provision for different voting rights other than as set forth in the definition of Required Lenders, does not imply that unanimous consent is thereby required). Administrative Agent may, at its election, request any determination, vote, consent or approval by Lenders in writing or orally (by telephone or in person). In addition, if any request by Administrative Agent for Lenders' determination or approval hereunder is made in writing and such writing contains written notice to Lenders requesting a response within five Business Days, or longer, from the date Lenders are deemed to have received notice as herein provided (and setting forth the actual date of the last day of the Lender reply period), then Lenders shall use reasonable efforts to reply within the applicable reply period, provided, that if any such Lender does not reply within the applicable reply period, such Lender shall be deemed not to have approved of or consented to or concurred with such recommendation or determination.

         SECTION 9.8. Limitation of Liability of Lenders. To the extent permitted by Law, (a) no Lender nor any participant of a Lender shall incur any liability to any other Lender or participant of a Lender except for acts or omissions in bad faith, and (b) neither Administrative Agent nor any Lender or participant of a Lender shall incur any liability to Borrower or any Guarantor or any other Person for any act or omission of any other Lender or any participant.

         SECTION 9.9. Relationship of Lenders. Nothing herein shall be construed as creating a partnership or venture among Administrative Agent and Lenders or among Lenders.

         SECTION 9.10. Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrower and will have direct recourse, singly or in the aggregate, against Borrower, subject to the terms and conditions of the Loan Documents.



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 64

Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, and the other Loan Documents shall only be exercised, made, taken, or permitted by Administrative Agent, acting upon the direction of the Required Lenders, as the Administrative Agent for all Lenders; provided, however, that if the Required Lenders have elected and directed Administrative Agent to institute suit against Borrower or any Guarantor for payment of any past due amounts under the Notes or any other Obligations for which Lenders have recourse against Borrower or any Guarantor, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against Borrower or any Guarantor, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name.

         SECTION 9.11. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which Administrative Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to the Credit Facility.

         SECTION 9.12. Removal of Administrative Agent. Lenders, acting by written notice to Administrative Agent from and agreed to by all of the Lenders other than Administrative Agent, may remove for cause the then current Administrative Agent, as Administrative Agent, and appoint one of the other Lenders as the successor Administrative Agent; provided, that such successor Administrative Agent shall, prior to the occurrence of a Default, be subject to the approval of Borrower which shall not be unreasonably withheld. Upon the appointment of a successor Administrative Agent, the removed Administrative Agent and the successor Administrative Agent shall execute such documents as any Lender may reasonably request to reflect such appointment of a successor Administrative Agent and shall notify Borrower of such change in the Administrative Agent. The successor Administrative Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Administrative Agent in and under this Agreement and the other Loan Documents; provided, however, that until such time as Borrower is notified in writing signed by both the removed and successor Administrative Agents as to the appointment of the successor Administrative Agent, Borrower shall be entitled to rely on any decision, approval or other act by the removed Administrative Agent as binding on Lenders, and may pay to Administrative Agent any amounts due or owing by Borrower under the Loan Documents.

         SECTION 9.13. Resignation by Administrative Agent. An Administrative Agent's status as Administrative Agent under this Agreement shall automatically terminate fifteen (15) days after the closing or liquidation of such Administrative Agent or fifteen (15) days after such Administrative Agent is adjudicated insolvent. Additionally, Administrative Agent may resign its position as Administrative Agent at any time by giving at least thirty (30) days written notice




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 65 thereof to Borrower and the other Lenders. Upon any such occurrence causing a termination of Administrative Agent or the delivery of such notice of resignation from Administrative Agent, the Required Lenders and Borrower shall select a successor Administrative Agent. If the Required Lenders and Borrower cannot agree upon the choice of the successor Administrative Agent within ten
(10) days after the occurrence causing a termination in the case of a termination of Administrative Agent, or ten (10) days prior to the effective resignation date set forth in Administrative Agent's resignation notice in the case of a resignation by Administrative Agent, then the Designated Successor Administrative Agent shall become the successor Administrative Agent. Borrower shall be entitled to participate in the selection of the replacement Administrative Agent only prior to the occurrence of a Default. Upon any such termination or resignation, (a) the successor Administrative Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Administrative Agent in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "Administrative Agent" for all purposes under the Loan Documents and (b) such terminating or resigning Administrative Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrower and any such funds shall be held in trust for the benefit of the Lenders or Borrower, as the case may be. Additionally, upon the successor Administrative Agent becoming Administrative Agent as provided in this Section 9.13, the terminating or resigning Administrative Agent and the new Administrative Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by Lenders in proportion to each Lender's Loan Percentage.

         SECTION 9.14. Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on the Credit Facility, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Loan Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This Section 9.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all the Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of Borrower shall be applied to the Obligations, and not to any other indebtedness of Borrower to such Lender, except in the case of a certificate of deposit or other designated account (but in no event any operating account of Borrower) that is specifically pledged or assigned to a Lender as security for indebtedness other than the Obligations.


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 66

         SECTION 9.15. Non-advancing Lenders. In the event that any Lender shall fail or refuse to advance its Loan Percentage of any payment or reimbursement by the Lenders as required hereunder, or of any amount to be funded pursuant to
Section 9.3, when it is obligated to do so, Administrative Agent shall notify the other Lenders of such failure, and such remaining Lenders, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that the Loan Percentage of each Lender electing to make such advance bears to the Loan Percentages of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any Loan Document, all subsequent payments made on the Credit Facility or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to Lenders other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the Notes), have been repaid in full; any Lender that advanced only on its own behalf based on its Loan Percentage shall be repaid based on such Loan Percentage. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section 9.15 shall have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to the Credit Facility (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender.

         SECTION 9.16. Benefit of Lenders. All terms, conditions and agreements set forth in this Article IX, specifically including, without limitation, the provisions of Section 9.14 are for the sole and exclusive benefit of Lenders, and neither Borrower nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower shall be entitled to rely on any decision, approval or other act by Administrative Agent as binding Lenders. The Lenders shall be entitled to amend (whether pursuant to a separate inter-creditor agreement or otherwise) any of the terms, conditions or agreements set forth in this Article IX or as to any other matter in the Loan Documents respecting the required number of the Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower, any Guarantor or any other Person or the execution by Borrower, any Guarantor or any other Person of any such amendment or inter-creditor agreement.


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 67

                                    ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.1. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies of Lenders hereunder and all agreements and obligations of Borrower and Lenders hereunder, shall continue to exist until all Advances have been paid in full, the commitment of Lenders to make Advances hereunder has been terminated, all Letters of Credit have been terminated and all other Obligations have been paid in full.

         SECTION 10.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Borrower or the applicable Lender; provided that notices to Administrative Agent under Article III and Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as set forth in Schedule I attached hereto. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 10.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

         SECTION 10.3. No Waivers. No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or

SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 68 privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

         SECTION 10.4. Expenses; Documentary Taxes; Indemnification. Borrower, agrees to pay (a) all expenses of Administrative Agent and the reasonable fees and disbursements of legal counsel for Administrative Agent and for additional Lenders, in connection with the negotiation, documentation and closing of the Credit Facility, and in connection with any waiver or consent hereunder or under the Loan Documents or any amendment, supplement or replacement of any of the Loan Documents (provided that the aggregate amount of costs and expenses incurred by Lenders [other than Administrative Agent] prior to the occurrence of a Default [including, without limitation, the attorneys' fees and expenses of such Lenders] which Borrower shall be required to pay hereunder shall not exceed $20,000.00) (subject, however, to the limitations contained in the definition of "Obligations" and Section 2.3(e) hereof); and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by Administrative Agent or Lenders, including fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Lenders in connection therewith. Borrower shall indemnify Administrative Agent and each Lender against any Taxes (other than Taxes on the income of any Lender) imposed by reason of the execution and delivery of this Agreement or the Notes. Borrower further shall indemnify Administrative Agent and each Lender and hold Administrative Agent and each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Administrative Agent and Lenders in connection with any investigative, administrative or judicial proceeding, whether or not Administrative Agent or Lenders shall be designated a party thereto) which may be incurred by Administrative Agent or any Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes or the Letters of Credit; PROVIDED THAT NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS NEGLIGENCE, WHETHER SOLE, CONTRIBUTORY, OR COMPARATIVE.

         SECTION 10.5. Amendments and Waivers; Consent to Deviation. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Required Lenders.

         SECTION 10.6. Survival. All representations, warranties and covenants made by each Borrower herein or in any certificate or other instrument delivered by it or on its behalf under the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Administrative Agent or Lenders of such Loan Documents or the extension of any of




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 69 the Notes or the issuance of any of the Letters of Credit (or any part thereof), regardless of any investigation made by or on behalf of Administrative Agent or any Lender.

         SECTION 10.7. Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Each Borrower confirms that there are no existing defenses, claims, counterclaims or rights of offset against any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents executed as of the date hereof and any of the transactions contemplated thereby, and Borrower hereby expressly releases and discharges each Lender, and its officers and representatives, from any and all such claims, known or unknown. Borrower further confirms that none of the Lenders has made any agreements with, or commitments or representations to, Borrower (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

               THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, Borrower and Lender acknowledges and agrees that this Agreement and each of the Loan Documents shall be subject to Section
26.02 of the Texas Business and Commerce Code.

         SECTION 10.8. Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Advances and the Letters of Credit. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Advances or the Letters of Credit, or if acceleration of the maturity of the Notes, any prepayment by Borrower, or any other circumstance whatsoever, results in any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lenders that all excess amounts theretofore collected by Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes does not include the right to accelerate any



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 70 interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the State of Texas, or any other applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this Section 10.8 shall control all agreements between Borrower and Lenders.

         SECTION 10.9. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 10.10. Assignments and Participations. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that

                  (a) Borrower shall not directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of the Required Lenders;

                  (b) each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Note, and its Loan Commitment Amount); provided, however, that

                       (i) each such assignment shall be to an Eligible
                  Assignee;

                        (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $500,000 in excess thereof;

                        (iii) each such assignment by a Lender shall be of a
                   constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 71

                        (iv) the parties to such assignment shall execute
                   and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Exhibit "C" hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 10.20.

                  (c) Administrative Agent shall maintain at its address on
Schedule I attached hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Loan Commitment Amount of, and principal amount of the Credit Facility owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "C" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan Commitment Amount); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of set-off contained in Section 8.3, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Note and


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 72 to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Note, or extending its Loan Commitment Amount).

         (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject to Section 10.19 hereof.

         SECTION 10.11. Senior Debt; Borrower Subordination. The indebtedness of Borrower hereunder and under the Notes and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of Borrower secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply Lenders' consent to any such subordinate debt which is not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower owing to any other Person, except with the knowledge and written consent of Lenders.

         SECTION 10.12. Revolving Loan. Borrower and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil Statues of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not govern or in any manner apply to the Notes, the Letters of Credit or the Loan Documents.

         SECTION 10.13. Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

         SECTION 10.14. APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES, RELATED TO ANY PART OF BORROWER'S OR ANY GUARANTOR'S ASSETS OR TO THE EXTENT

SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 73

THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 10.8 OR OTHERWISE.

         SECTION 10.15. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

                  (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address provided herein.

                  (c) Nothing contained in this Section 10.16 shall affect the right of the Administrative Agent, any Lender or any holder of a Note to serve process in any other manner permitted by Law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         SECTION 10.16. JURY TRIAL WAIVER. BORROWER AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 10.17. Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

         SECTION 10.18. Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

         SECTION 10.19. Confidentiality. The Administrative Agent and the Lenders will maintain the confidentiality of any non-public information relating to Borrower or any Guarantor which has been identified in writing as confidential on the information itself or otherwise (the "Confidential Information") and, except as provided below, will exercise the same degree of care




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 74 that each of the Administrative Agent and the Lenders exercise with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either: (a) is in the public domain or in the knowledge or possession of the Administrative Agent or the Lenders when disclosed to the Administrative Agent or the Lenders, or becomes part of the public domain after disclosure to the Administrative Agent or the Lenders through no fault of the Administrative Agent or such Lenders; or (b) is disclosed to the Administrative Agent or the Lenders by a third party, provided that the Administrative Agent or the Lenders do not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this section shall not apply to disclosure of Confidential Information by the Administrative Agent or the Lenders that is in their good faith opinion, compelled by laws, regulations, rules, orders or legal process or proceedings or as disclosed to: (i) any party, including a prospective participant or assignee, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; (ii) legal counsel, examiners, auditors and directors of the Administrative Agent or the Lenders and examiners, auditors and investigators having regulatory authority over the Administrative Agent or the Lenders; or
(iii) any party in connection with the exercise of remedies by the Administrative Agent or the Lenders after the occurrence of an Event of Default.

         SECTION 10.20. Taxes. Each Lender that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701 (a) (30) of the Internal Revenue Code (a "Non-U.S. Lender") shall deliver to Borrower and Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased ) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (a) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, or
(y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

                  (b) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881 (c) (3) (A) of the Code and that does not comply with the requirements of clause (a) hereof, (x) a statement in a form as shall be reasonably requested by Borrower from time to time to the effect that such Non-U.S. Lender is eligible for a complete exemption from




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 75 withholding of U.S. Taxes under Code Section 87(b) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable forms.

Further, each Non-U.S. Lender agrees to deliver to Borrower and Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States Laws and regulations; unless, in any such case, any change in Law or regulations has occurred subsequent to the date such Lender became a party to this Agreement ( or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies Borrower and Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 10.20. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 10.20 that such Non-U.S. Lender is not legally able to deliver it being understood and agreed that Borrower shall withhold or deduct such amount from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law that payments resulting from a failure to comply with this Section 10.20 shall not be subject to payment or indemnity by Borrower pursuant to Section 10.4).

         SECTION 10.21. Common Enterprise. Borrower and Guarantors are engaged in the businesses set forth in Section 6.2 of this Agreement. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrower and Guarantors, as required for the continued successful operation of Borrower and Guarantors. Borrower has requested that Lenders make the Credit Facility available primarily for the purposes of financing the operations of Borrower and Guarantors. Borrower and Guarantors expect to derive benefit (and the boards of directors or other governing body of Borrower and each Guarantor may reasonably be expected to derive benefit), directly or indirectly, from the Credit Facility established by Lenders, both in their separate capacities and as members of the group of companies, since the successful operation and condition of Borrower and each Guarantor is dependent on the continued successful performance of the functions of the group as a whole.

         SECTION 10.22. Amendment and Restatement/Renewal and Extension. The Credit Facility is in renewal and extension of (but does not extinguish) the Working Capital Facility and this Agreement renews and extends and amends and restates in its entirety the Original Loan Agreement. Borrower and Guarantors acknowledge and agree that all liens and security interests



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation) Page 76 securing the Working Capital Facility are hereby renewed and extended and continue to secure the Working Capital Facility as renewed and extended and amended and restated by the Credit Facility.

         SECTION 10.23. Compliance Certificate. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be entitled to any Advances after any payments on the Credit Facility or Short Term Debt with the proceeds of the Permitted Institutional Debt until Administrative Agent shall have received a then current Borrower's compliance certificate. Such current compliance certificate should show all quarterly calculations as of the immediately preceding quarter even if such quarterly calculations are not then due pursuant to the terms of this Agreement.

         SECTION 10.24. Year 2000 Compliance - Representation, Warranty and Covenant. Borrower hereby represents and warrants to Administrative Agent and Lenders that Borrower has (i) initiated a review and assessment of all areas within its, each of its Subsidiaries' and each of its Affiliates' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower, any of its Subsidiaries or any of its Affiliates (or their suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its, any of its Subsidiaries' or any of its Affiliates' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrower will promptly notify Administrative Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its, any of its Subsidiaries' or any of its Affiliates' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK -
                        SEE SIGNATURES ON FOLLOWING PAGE]




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 77

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Effective Date.



                                BORROWER:

                                MONARCH DENTAL CORPORATION, a
                                Delaware corporation


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                ADMINISTRATIVE AGENT:

                                BANK OF AMERICA, N.A.,
                                formerly NationsBank, N.A.,
                                a national banking association,
                                as Administrative Agent for Lenders


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 78

                                LENDERS:

                                BANK OF AMERICA, N.A.,
                                formerly NationsBank, N.A.,
                                a national banking association


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                FLEET NATIONAL BANK,
                                a national banking association


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------



                                COOPERATIEVE CENTRALE RAIFFEISEN-
                                BOERENLEENBANK B.A., "Rabobank Nederland",
                                New York Branch


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------





SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 79

                              CONSENT OF GUARANTORS


Each Guarantor hereby (a) acknowledges its consent to this Agreement and the changes to the Credit Facility effected hereby, (b) ratifies and confirms all terms and provisions of its respective Guaranty and the security instruments relating to the Collateral , (c) agrees that such Guaranty and security instruments are and shall remain in full force and effect, (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by such Guaranty or security instruments, (e) reaffirms all agreements and obligations under such Guaranty and such security instruments with respect to the Credit Facility, the Notes, this Agreement and all other documents, instruments or agreements governing, securing or pertaining to the Credit Facility, as the same may be modified by this Agreement, (f) and acknowledges that the Obligations described in this Agreement are the guaranteed obligations under such Guaranty and are the obligations secured by such security instruments and (g) represents and warrants that all requisite corporate or partnership action necessary for it to execute this Agreement has been taken.

               EXECUTED as of the 30th day of June, 1999.



                                              GUARANTORS:


                                              Managed Dental Care Centers, Inc., a Texas corporation
                                              Monarch Dental Associates (Arkansas), Inc.,  an Arkansas
                                              corporation (f/k/a United Dental Care, Inc.)
                                              Dental Care One (Monarch), Inc., an Ohio corporation
                                              Midwest Dental Management, Inc., a Wisconsin corporation
                                              Dental Centers of Indiana (Monarch), Inc., an Indiana corporation;
                                              Midwest Dental Care, Mondovi, Inc., a Wisconsin corporation;
                                              Midwest Dental Care, Sheboygan, Inc., a Wisconsin corporation;
                                              Monarch Dental Management, Inc., a Texas corporation;
                                              Three Peaks Dental Management, Inc., a Colorado corporation;
                                              Monarch Dental Associates (Utah), Inc., a Utah corporation




                                              By:
                                                 ---------------------------------------------------------------
                                              Name:
                                                   -------------------------------------------------------------
                                              Title:
                                                    ------------------------------------------------------------



                                              MacGregor Dental Associates, L.P., a Texas limited partnership

                                              By:    Monarch Dental Management, Inc., a Texas
                                                     corporation, its general partner


                                              By:
                                                 ---------------------------------------------------------------
                                              Name:
                                                   -------------------------------------------------------------
                                              Title:
                                                    ------------------------------------------------------------



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 80

                                              Monarch Dental Associates, L.P., a
                                              Texas limited partnership

                                              By: Monarch Dental Management,
                                                  Inc., a Texas corporation, its
                                                  general partner


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              Monarch Dental (Press) Associates,
                                              L.P., a Texas limited partnership

                                              By: Monarch Dental Management,
                                                  Inc., a Texas corporation, its
                                                  general partner


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              Monarch Dental Associates
                                              (Midland/Odessa), L.P., a Texas
                                              limited partnership

                                              By: Monarch Dental Management,
                                                  Inc., a Texas corporation, its
                                                  general partner


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              Monarch Dental Associates
                                              (Abilene), L.P., a Texas limited
                                              partnership

                                              By: Monarch Dental Management,
                                                  Inc., a Texas corporation,
                                                  its general partner


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------



SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 81

                                              Monarch Dental Associates
                                              (Arizona), L.L.C., an Arizona
                                              limited liability company

                                              By: Monarch Dental Associates
                                                  (Utah), Inc., a Utah
                                                  corporation, its manager


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              Partners Dental Corporation, a
                                              Delaware corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              Valley Forge Dental Associates,
                                              Inc., a Delaware corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              VFD of Pennsylvania, Inc., a
                                              Delaware corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              Horizon Group International, Inc.,
                                              an Ohio corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------




SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 82

                                              Precise Dental Lab, Inc., an Ohio
                                              corporation

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              VFD of Georgia, Inc., a Delaware
                                              corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              VFD of Pittsburgh, Inc., a
                                              Pennsylvania corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              Pro Dent, Inc., a Pennsylvania
                                              corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                              VFD Realty, Inc., a Delaware
                                              corporation

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


SECOND AMENDED AND RESTATED LOAN AGREEMENT (Monarch Dental Corporation)  Page 83

================================================================================


               SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                   DATED AS OF

                                  JUNE 30, 1999

                                      AMONG

                           MONARCH DENTAL CORPORATION

                                  AS "BORROWER"

                                       AND

                              BANK OF AMERICA, N.A.

                 AS "ADMINISTRATIVE AGENT", "SOLE LEAD ARRANGER"
                             AND "SOLE BOOK MANAGER"

                                       AND

                              BANK OF AMERICA, N.A.
                    AND THE OTHER ENTITIES DESIGNATED HEREIN

                                  AS "LENDERS"





================================================================================

                                TABLE OF CONTENTS



ARTICLE I


               TERMS DEFINED                                                               1
               SECTION 1.1.  Definitions                                                   1
               SECTION 1.2.  Singular and Plural of Definitions                           20
               SECTION 1.3.  Substantive Definitions                                      20
               SECTION 1.4.  Money                                                        20
               SECTION 1.5.  Captions; References                                         20
               SECTION 1.6.  Accounting Terms and Determinations                          21

ARTICLE II

               COMMITMENT                                                                 21
               SECTION 2.1.  Credit Facility Commitment                                   21
               SECTION 2.2.  Method of Borrowing                                          22
               SECTION 2.3.  Fees                                                         25

TERMS OF CREDIT FACILITY                                                                  26
               SECTION 3.1.  Notes                                                        26
               SECTION 3.2.  Maturity                                                     26
               SECTION 3.3.  Interest Rate                                                26
               SECTION 3.4.  Mandatory Interest and Principal Payments                    27
               SECTION 3.5.  LIBOR Rate Advances                                          27
               SECTION 3.6.  Payments of Advances; Reduction of Commitment Amount.        29
               SECTION 3.7.  Schedules on Notes                                           30
               SECTION 3.8.  General Provisions as to Payments                            31
               SECTION 3.9.  Application of Payments                                      31
               SECTION 3.10. Post-Default Interest; Past Due Principal and Interest       31
               SECTION 3.11. Computation of Interest and Fees                             32
               SECTION 3.12. Capital Adequacy                                             32
               SECTION 3.13. Deposit of Cash Collateral                                   32
               SECTION 3.14. Guarantees and Collateral                                    32

ARTICLE IV

               CONDITIONS TO FUNDING                                                      33
               SECTION 4.1.  Conditions To Initial Advance or Letter of Credit            33
               SECTION 4.2.  Conditions To All Advances                                   34
               SECTION 4.3.  Conditions To Particular Advances                            34
               SECTION 4.4.  Conditions to Letters of Credit                              35
               SECTION 4.5.  Conditions To Advances for Permitted Acquisitions            35





ARTICLE V
               REPRESENTATIONS AND WARRANTIES                                             37
               SECTION 5.1.  Existence and Power of Borrower                              37
               SECTION 5.2.  Organization                                                 37
               SECTION 5.3.  Authorization; Contravention                                 37
               SECTION 5.4.  Enforceable Obligations                                      38
               SECTION 5.5.  Financial Information                                        38
               SECTION 5.6.  Litigation                                                   38
               SECTION 5.7.  ERISA                                                        38
               SECTION 5.8.  Taxes and Filing of Tax Returns                              39
               SECTION 5.9.  Ownership or Lease of Assets                                 39
               SECTION 5.10. Business; Compliance                                         39
               SECTION 5.11. Compliance with Law                                          40
               SECTION 5.12. Full Disclosure                                              40
               SECTION 5.13. Environmental Matters                                        40
               SECTION 5.14. Purpose of Credit                                            40
               SECTION 5.15. Governmental Regulations                                     40
               SECTION 5.16. Indebtedness                                                 41
               SECTION 5.17. Insurance                                                    41
               SECTION 5.18. Solvency                                                     41
               SECTION 5.19. Providers Compliance with Dental Practice Laws and Fraud
                              and Abuse Laws                                              41

ARTICLE VI

               AFFIRMATIVE COVENANTS                                                      41
               SECTION 6.1.  Information From Borrower                                    41
               SECTION 6.2.  Business of Borrower                                         43
               SECTION 6.3.  Right of Inspection                                          44
               SECTION 6.4.  Maintenance of Insurance                                     44
               SECTION 6.5.  Payment of Taxes, Impositions and Claims                     44
               SECTION 6.6.  Compliance with Laws and Documents                           45
               SECTION 6.7.  Environmental Law Compliance and Indemnity                   45
               SECTION 6.8.  Covenant Compliance                                          46
               SECTION 6.9.  Quantity and Quality of Documents                            46
               SECTION 6.10. Additional Documents                                         46

ARTICLE VII

               NEGATIVE COVENANTS                                                         46
               SECTION 7.1.  Consolidated Funded Debt to Consolidated Capitalization.     46



               SECTION 7.2.  Consolidated Funded Debt to Consolidated EBITDA              47
               SECTION 7.3.  Coverage Ratio                                               47
               SECTION 7.4.  Minimum Consolidated Net Worth                               47
               SECTION 7.5.  Consolidated Senior Funded Debt to Consolidated EBITDA       47
               SECTION 7.6.  Limitation on Debt                                           47
               SECTION 7.7.  Limitation on Sale of Properties                             48
               SECTION 7.8.  Limitations on Liens                                         48
               SECTION 7.9.  Consolidations, Mergers, Acquisitions, Sales of Assets,
                               and Maintenance                                            49
               SECTION 7.10. Investments                                                  49
               SECTION 7.11. Distributions                                                50
               SECTION 7.12. Transactions with Affiliates                                 50
               SECTION 7.13. Employee Plans                                               50
               SECTION 7.14. Use Violations                                               50
               SECTION 7.15. Fiscal Year and Accounting Methods                           51
               SECTION 7.16. Governmental Regulations                                     51
               SECTION 7.17. Changes in Management                                        51
               SECTION 7.18.  Repurchase of Stock                                         51
               SECTION 7.19.  Capital Expenditures                                        51

ARTICLE VIII

               DEFAULTS AND REMEDIES                                                      51
               SECTION 8.1.  Events of Default                                            51
               SECTION 8.2.  Remedies                                                     53
               SECTION 8.3.  Rights of Set-Off                                            54
               SECTION 8.4.  Remedies Cumulative, Concurrent and Non-Exclusive            55
               SECTION 8.5.  No Conditions Precedent to Exercise Remedies                 55
               SECTION 8.6.  Release of and Resort to Collateral                          55
               SECTION 8.7.  Waivers                                                      55
               SECTION 8.8.  Discontinuance of Proceedings                                56
               SECTION 8.9.  Application of Proceeds                                      56
               SECTION 8.10. Power of Attorney                                            56

ARTICLE IX

               Administrative Agent AND THE LENDERS                                       57
               SECTION 9.1.  Appointment and Authorization of Administrative Agent        57
               SECTION 9.2.  Possession of Instruments by Administrative Agent            58
               SECTION 9.3.  Expenses                                                     58
               SECTION 9.4.  Delegation of Duties; Reliance; Consultation                 58
               SECTION 9.5.  Limitation of Administrative Agent's Liability               59
               SECTION 9.6.  Default                                                      60



               SECTION 9.7.  Lenders' Decision                                            61
               SECTION 9.8.  Limitation of Liability of Lenders                           61
               SECTION 9.9.  Relationship of Lenders                                      61
               SECTION 9.10. Debtor-Creditor Relationship                                 61
               SECTION 9.11. Credit Decisions                                             62
               SECTION 9.12. Removal of Administrative Agent                              62
               SECTION 9.13. Resignation by Administrative Agent                          62
               SECTION 9.14. Sharing of Payments and Setoffs.                             63
               SECTION 9.15. Non-advancing Lenders.                                       63
               SECTION 9.16. Benefit of Lenders                                           64

ARTICLE X

               MISCELLANEOUS                                                              64
               SECTION 10.1. Continuing Agreement                                         64
               SECTION 10.2. Notices                                                      64
               SECTION 10.3. No Waivers                                                   65
               SECTION 10.4. Expenses; Documentary Taxes; Indemnification                 65
               SECTION 10.5. Amendments and Waivers; Consent to Deviation                 66
               SECTION 10.6. Survival                                                     66
               SECTION 10.7. Prior Understandings; No Defenses; Release;
                              No Oral Agreements                                          66
               SECTION 10.8. Limitation on Interest                                       67
               SECTION 10.9. Invalid Provisions                                           67
               SECTION 10.10. Assignments and Participations                              67
               SECTION 10.11. Senior Debt; Borrower Subordination                         69
               SECTION 10.12. Revolving Loan                                              69
               SECTION 10.13. Construction                                                69
               SECTION 10.14. APPLICABLE LAW                                              70
               SECTION 10.15. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS              70
               SECTION 10.16. JURY TRIAL WAIVER                                           70
               SECTION 10.17. Counterparts                                                70
               SECTION 10.18. Inconsistent Provisions                                     71
               SECTION 10.19. Confidentiality                                             71
               SECTION 10.20. Taxes                                                       71
               SECTION 10.21. Common Enterprise                                           72
               SECTION 10.22. Amendment and Restatement/Renewal and Extension             72
               SECTION 10.23. Compliance Certificate                                      73
               SECTION 10.24. Year 2000 Compliance - Representation,
                                Warranty and Covenant                                     73

                                    EXHIBITS

EXHIBIT A-1    NOTE FORM
EXHIBIT A-2    SWINGLINE NOTE
EXHIBIT B -    REQUEST FOR ADVANCE
EXHIBIT C -    ASSIGNMENT AND ACCEPTANCE
EXHIBIT D -    LOC APPLICATION FORM
EXHIBIT E -    SHORT TERM DEBT DOCUMENTS
SCHEDULE I -   LENDERS
SCHEDULE II -  BASE RATE SPREAD; LIBOR MARGIN;
               LETTER OF CREDIT FEE PERCENTAGE;
               UNUSED FEE PERCENTAGE;
               RATE ENHANCEMENT SPREAD
SCHEDULE III - DEBT
SCHEDULE IV -  LITIGATION
SCHEDULE V -   LIENS AS OF THE CLOSING DATE
SCHEDULE VI    ENVIRONMENTAL MATTERS
SCHEDULE VII   BORROWER'S SUBSIDIARIES

                                   Exhibit A-1

               AMENDED AND RESTATED PROMISSORY NOTE


$_______________ Dallas, Texas                                 ________________

         FOR VALUE RECEIVED, MONARCH DENTAL CORPORATION, a Delaware corporation ("Maker"), hereby promises to pay to the order of ____________________________ ("Lender"), at the offices of Lender at____________________, the principal sum of ___________________ and No/100 Dollars ($___________________) (or the unpaid balance of all principal advanced against this Note, if that amount is less), on or before the Termination Date for this Note (as established by the Loan Agreement), together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided and as provided in the Loan Agreement.

         This Note has been executed and delivered pursuant to the terms of that certain Second Amended and Restated Loan Agreement (as the same may be further modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") dated as of August __, 1999, executed by and among Maker, Administrative Agent and the Lenders (which includes the payee of this Note). This Note is one of the notes defined in the Loan Agreement as a "Note" with the terms and provisions of the Loan Agreement, related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

         This Note is secured by the Collateral Assignment of Partnership Interests, the Pledge Agreement, the Security Agreement, the guaranties of the Guarantors and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents. This Note renews, extends and replaces that certain Amended and Restated Promissory Note dated ___________in the stated principal amount of $________________, executed by Maker, payable to the order of Lender.

         1. Interest and Payment.

            (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Termination Date as provided in the Loan Agreement.


AMENDED AND RESTATED PROMISSORY NOTE (MONARCH DENTAL CORPORATION)         PAGE 1

            (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate and on the terms provided in the Loan Agreement.

            (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Loan Agreement concerning the terms, manner and agreements related to the interest rate elections available to Maker under this Note.

            (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Loan Agreement.

            (e) Default Rate. After maturity of this Note or during the continuance of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Required Lenders, bear interest at the Default Rate, as provided in the Loan Agreement.

            (f) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Credit Facility, the total amount of interest paid or accrued on the Credit Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Maker shall pay to Administrative Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Credit Facility.

         2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

         3. Remedies.

            (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Administrative Agent in accordance with the terms of Articles VIII and IX of the Loan Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed



AMENDED AND RESTATED PROMISSORY NOTE (MONARCH DENTAL CORPORATION)         PAGE 2
by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

            (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         4. Usury Savings Provisions.

            (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

            (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Maker, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Maker and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if


AMENDED AND RESTATED PROMISSORY NOTE (MONARCH DENTAL CORPORATION)         PAGE 3
this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or any applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Maker and Lender.

         5. General Provisions.

            (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

            (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement, including, without limitation, Article III of the Loan Agreement.

            (c) Prepayments. Prepayments may be made, and as provided in Section
3.6 of the Loan Agreement are required to be made, on this Note subject to and in accordance with Section 3.6 of the Loan Agreement.

            (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 8.9 of the Loan Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default.

            (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to


AMENDED AND RESTATED PROMISSORY NOTE (MONARCH DENTAL CORPORATION)         PAGE 4
principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees as and to the extent provided in the Loan Agreement.

            (f) Waivers and Acknowledgments. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this
Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

            (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

            (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

            (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 10.2 of the Loan Agreement.

            (j) Assignments/Participations. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Credit Facility or transfer to any Person a participation interest in the Credit Facility, subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 10.10 thereof.

            (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, as and to the extent provided in the Loan Agreement.

AMENDED AND RESTATED PROMISSORY NOTE (MONARCH DENTAL CORPORATION)         PAGE 5

            (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 10.8 OF THE LOAN AGREEMENT OR OTHERWISE.

            (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

            (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



AMENDED AND RESTATED PROMISSORY NOTE (MONARCH DENTAL CORPORATION)         PAGE 6

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.


                                               MAKER:

                                               MONARCH DENTAL CORPORATION,
                                               a Delaware corporation


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



AMENDED AND RESTATED PROMISSORY NOTE (MONARCH DENTAL CORPORATION)         PAGE 7

                                   Exhibit A-2

               SWINGLINE NOTE


$2,000,000     Dallas, Texas                              September  __, 1999

         FOR VALUE RECEIVED, MONARCH DENTAL CORPORATION, a Delaware corporation ("Maker"), hereby promises to pay to the order of Bank of America, N.A. ("Swingline Lender"), at the offices of Swingline Lender at 901 Main Street, Dallas, Texas, 75202 (Attention: Healthcare Banking Group - 7th Floor), the principal sum of Two Million and No/100 Dollars ($2,000,000) (or the unpaid balance of all principal advanced against this Note, if that amount is less), on or before the Termination Date for this Note (as established by the Loan Agreement), together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided and as provided in the Loan Agreement.

         This Note has been executed and delivered pursuant to the terms of that certain Second Amended and Restated Loan Agreement (as the same may be further modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") executed by and among Maker, Administrative Agent and the Lenders (which includes the payee of this Note). This Note is the "Swingline Note" defined in the Loan Agreement, with the terms and provisions of the Loan Agreement, related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

         This Note is secured by the Collateral Assignment of Partnership Interests, the Pledge Agreement, the Security Agreement, the guaranties of the Guarantors and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents.

         1. Interest and Payment.

            (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Termination Date as provided in the Loan Agreement.

            (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate and on the terms provided in the Loan Agreement.


SWINGLINE NOTE (MONARCH DENTAL CORPORATION)                               PAGE 1

            (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Loan Agreement concerning the terms, manner and agreements related to the interest rate elections available to Maker under this Note.

            (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Loan Agreement.

            (e) Default Rate. After maturity of this Note or during the continuance of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Swingline Lender, bear interest at the Default Rate, as provided in the Loan Agreement.

            (f) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Credit Facility, the total amount of interest paid or accrued on the Credit Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Maker shall pay to Swingline Lender, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Swingline Advances.

         2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

         3. Remedies.

            (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Administrative Agent in accordance with the terms of Articles VIII and IX of the Loan Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

         (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of



SWINGLINE NOTE (MONARCH DENTAL CORPORATION)                               PAGE 2
such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         4. Usury Savings Provisions.

            (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Swingline Lender or any holder hereof, exceed the Maximum Lawful Rate.

            (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Maker and Swingline Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Maker, or any other circumstance whatsoever, results in Swingline Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Maker and Swingline Lender that all excess amounts theretofore collected by Swingline Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not



SWINGLINE NOTE (MONARCH DENTAL CORPORATION)                               PAGE 3
include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Swingline Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Swingline Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or any applicable United States federal law to the extent that it permits Swingline Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Maker and Swingline Lender.

         5. General Provisions.

            (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

            (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement, including, without limitation, Article III of the Loan Agreement.

            (c) Prepayments. Prepayments may be made, and as provided in Section
3.6 of the Loan Agreement are required to be made, on this Note subject to and in accordance with Section 3.6 of the Loan Agreement.

            (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 8.9 of the Loan Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default.

            (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees as and to the extent provided in the Loan Agreement.


SWINGLINE NOTE (MONARCH DENTAL CORPORATION)                               PAGE 4

            (f) Waivers and Acknowledgments. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this
Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

            (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

            (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

            (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 10.2 of the Loan Agreement.

            (j) Assignments/Participations. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Credit Facility or transfer to any Person a participation interest in the Credit Facility, subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 10.10 thereof.

            (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Swingline Lender and any holder hereof, and their successors and assigns, as and to the extent provided in the Loan Agreement.

            (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE


SWINGLINE NOTE (MONARCH DENTAL CORPORATION)                               PAGE 5

EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 10.8 OF THE LOAN AGREEMENT OR OTHERWISE.

            (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

            (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                               MAKER:


                                               MONARCH DENTAL CORPORATION,
                                               a Delaware corporation


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------





SWINGLINE NOTE (MONARCH DENTAL CORPORATION)                               PAGE 6

                                   Schedule 1


                 PARTIES TO LOAN AGREEMENT AND NOTICE ADDRESSES

I.      BORROWER

        MONARCH DENTAL CORPORATION
        4201 Spring Valley Road, Suite 320
        Dallas,  Texas 75244
        Attention: Chief Executive Officer

II.     ADMINISTRATIVE AGENT AND LENDERS

        A.     ADMINISTRATIVE AGENT:

               Bank of America, N.A.
               901 Main Street, 7th Floor
               Dallas, Texas  75202
               Attn: Nathan McClellan

        B.     LENDERS:

               Bank of America, N.A.
               901 Main Street, 7th Floor
               Dallas, Texas  75202
               Attn: Nathan McClellan
               (214) 209-2963 phone
               (214) 209-3140 fax

               Fleet National Bank
               One Federal Street, Mail Stop: MA OF D07B
               Boston, Massachusetts 02110
               Attn: Ginger C. Stolzenthaler
               (617) 346-4618 phone
               (617) 346-4699 fax

               Cooperatieve Centrale Raiffeisen-
               Boerenleenbank B.A. "Rabobank
               Nederland", New York branch
               245 Park Avenue
               New York, NY 10167-0062
               Attn: Corporate Services
               (212) 916-7928 phone
               (212) 818-0233 fax


SCHEDULE 1 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 1

    With a copy to:

               Cooperatieve Centrale Raiffeisen-
               Boerenleenbank B.A. "Rabobank
               Nederland", New York branch
               13355 Noel Road, Suite 1000
               Dallas, Texas  75240-6645
               Attn: David Thomas
               (972) 419-5266 phone
               (972) 419-6315 fax


                        Lender                                               Amount           Percentage
                        ------                                               -----            ----------

1.             Bank of America, N.A.                                      30,000,000.00             40%
2.             Fleet National Bank                                        22,500,000.00             30%
3.             "Rabobank Nederland", New York Branch                      22,500,000.00             30%
                                                                        ===============           ====
                                                    Totals              $ 75,000,000.00            100%

SCHEDULE 1 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 2

                                    Exhibit D

                             FORM OF LOC Application

                              (See following pages)



EXHIBIT D TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 1

                                   Schedule II


========================================================================================================
         If Borrower's Consolidated                                       Letter of
       Funded Debt to Consolidated       Base Rate         LIBOR         Credit Fee         Unused
               EBITDA Ratio is:           Spread           Margin        Percentage          Fee

   Greater than or equal to 3.50 to
     1.00, but less than 4.00 to 1.00      1.25%            3.00%           3.00%             0.50%
   Greater than or equal to 3.00 to
     1.00, but less than 3.50 to 1.00      0.75%            2.50%           2.50%             0.50%
   Greater than or equal to 2.50 to
     1.00, but less than 3.00 to 1.00      0.50%            2.25%           2.25%            0.375%
   Greater than or equal to 2.00 to
     1.00, but less than 2.50 to 1.00      0.50%            2.00%           2.00%            0.375%
   Greater than or equal to 1.50 to
     1.00, but less than 2.00 to 1.00      0.50%            1.50%           1.50%             0.25%
   Greater than or equal to 1.00 to
     1.00, but less than 1.50 to 1.00      0.25%            1.25%           1.25%             0.25%
   Greater than or equal to 0.50 to
     1.00, but less than 1.00 to 1.00      0.00%            1.00%           1.00%             0.20%
       Less than 0.50 to 1.00              0.00%            0.75%           0.75%             0.20%
========================================================================================================


                             Rate Enhancement Spread


========================================================================================================
              If Borrower's Hypothetical Fixed Charge
                       Coverage Ratio is:                           Rate Enhancement Spread

Greater than 1.25 to 1.00                                                  0.00%
Less than or equal to 1.25 to 1.00                                         0.25%
========================================================================================================


EXHIBIT D TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 2

                                  Schedule III

                                      Debt


                                 Please provide.






SCHEDULE III TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 1

                                   Schedule IV

                                   Litigation


                                 Please provide.





SCHEDULE IV TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 1

                                   Schedule V

                                      Liens


                                 Please provide.





SCHEDULE V TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 1

                                   Schedule VI

                              Environmental Matters

                                 Please provide.




SCHEDULE VI TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 1

                                   Section VII

1.          Managed Dental Care Centers, Inc., a Texas corporation

2. Monarch Dental Associates (Arkansas), Inc., an Arkansas corporation (f/k/a United Dental Care, Inc.)

3.          Dental Care One (Monarch), Inc., an Ohio corporation

4.          Midwest Dental Management, Inc., a Wisconsin corporation

5.          Dental Centers of Indiana (Monarch), Inc., an Indiana corporation

6.          Midwest Dental Care, Mondovi, Inc., a Wisconsin corporation

7.          Midwest Dental Care, Sheboygan, Inc., a Wisconsin corporation

8.          Monarch Dental Management, Inc., a Texas corporation

9.          Three Peaks Dental Management, Inc., a Colorado corporation

10          Partners Dental Corporation, a Delaware corporation

11.         MacGregor Dental Associates, L.P., a Texas limited partnership

12          Monarch Dental Associates, L.P., a Texas limited partnership

13.         Monarch Dental (Press) Associates, L.P., a Texas limited partnership

14. Monarch Dental Associates (Midland/Odessa), L.P., a Texas limited partnership

15. Monarch Dental Associates (Abilene), L.P., a Texas limited partnership

16.         Monarch Dental Associates (Utah), Inc., a Utah corporation

17. Monarch Dental Associates (Arizona), L.L.C., an Arizona limited liability company

18.         Valley Forge Dental Associates, a Delaware corporation

19.         VFD of Pennsylvania, Inc., a Delaware corporation

20.         Horizon Group International, Inc., an Ohio corporation

21.         Precise Dental Lab, Inc., an Ohio corporation

22.         VFD of Georgia, Inc., a Delaware corporation

23.         VFD of Pittsburgh, Inc., a Pennsylvania corporation

24.         Pro Dent, Inc., a Pennsylvania corporation

25.         VFD Realty, Inc., a Delaware corporation





SCHEDULE VII TO SECOND AMENDED AND RESTATED LOAN AGREEMENT
(MONARCH DENTAL CORPORATION)                                              PAGE 1